As filed with the Securities and Exchange Commission on February 2, 2012
Registration No.  333-178604

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incapital Trust Products LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-3956194 (I.R.S. Employer Identification Number)

Incapital Trust Products LLC
Capitol Office Center
3422 Old Capitol Trail #188
Wilmington, DE  19808-6192
(302) 994-5370
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Brad Busscher, Esq.
General Counsel
Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, IL 60606
(312) 379-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Anna T. Pinedo, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
(212) 468-8000
David M. Lynn, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Washington, D.C. 20006-1888
(202) 887-1500
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Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)(4)
BASICS trust certificates	$1,000,000	$1,000,000	100%	114.60
TOTAL

(1)  This registration statement also registers an indeterminate amount of trust certificates to be sold by the selling agents in connection with market-making activities.

(2)  Estimated solely for purposes of calculating the registration fee.

(3)  Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the proposed maximum aggregate offering price for the BASICS trust certificates.

(4)  Previously paid in connection with the registrant's December 19, 2011 registration of the offering of $1,000,000 of BASICS trust certificates.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Introductory Note

The Registration Statement includes a prospectus with a corresponding form of prospectus supplement for offering series of certificates representing beneficial ownership interests in various trusts to be created from time to time, the assets of which will consist primarily of a fixed income security or pool of such securities satisfying the criteria specified in the prospectus, together with certain other assets as described in the prospectus, deposited in trust by the registrant.  Each trust will issue only one series of certificates.

The information in this prospectus supplement is not complete and may be changed.  This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

FORM OF PROSPECTUS SUPPLEMENT
Subject to Completion, dated [__________], 2012

PROSPECTUS SUPPLEMENT (To Prospectus dated [__________], 2012

$_________

Incapital Trust Products Trust [ ]

BASICS

(BAsic Structured Income Certificates)

Pass-Through Trust Certificates

The trust will issue and sell a single series of trust certificates.  The trust certificates will represent undivided beneficial interests in the trust assets, which will consist of:

•	[________ senior debt securities [and _____________ subordinated debt securities] subject to Securities Exchange Act of 1934 reporting requirements, [including statutory or common law trusts;]

•
___________ senior debt securities [and ____________ subordinated debt securities] that are [________ senior debt securities [and _____________ subordinated debt securities] of banks and government-sponsored entities, who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States;

•	structured products or market-linked notes issued by eligible issuers, as described in the accompanying prospectus;

•	depository receipts for debt securities issued by eligible issuers;

•	cash settled exchange-traded options or OTC options;

•	any payments on those securities; and

•	other assets described in the prospectus and in this prospectus supplement.

The trust certificates:

•	will be issued in initial principal balances of $_____ and integral multiples of $_____;

•	will be entitled to distributions of interest [monthly], [quarterly], [semi-annually] on the __ day of each ____, commencing _____;

•	[will have the benefit of credit enhancement [briefly describe credit enhancement or support provider];]

•	[will not be listed on any exchange;]

•	at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized statistical rating organizations;

•	will have an initial distribution rate, after payment of trust expenses and reserves for future trust expenses, of ___% per year, and a final scheduled distribution date of ______; and

•	will not represent an obligation of, or be guaranteed by, us or any other entity.

You should review the information in the section entitled “Risk Factors” beginning on page [8] of the accompanying prospectus prior to making a decision to invest in the trust certificates.

	Per Certificate	Total
Public Offering Price(1)	$	$
Selling Concession	$	$
Proceeds to Trust	$	$
____________

(1)  Plus distributions, if any, from [__________], 2012, if settlement occurs after that date.

We expect delivery of the trust certificates to be made to investors in book-entry only form through the facilities of The Depository Trust Company on or about [__________], 2012.

______________________
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

______________________
Incapital LLC

The date of this prospectus supplement is ___________

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

In connection with deciding to invest in the trust certificates offered pursuant to this prospectus supplement, you should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not, and neither the trust nor [any][the] selling agent[s] is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on their respective front cover pages.

This prospectus supplement and the accompanying prospectus provide only summary information with respect to the issuers of the underlying securities that constitute the trust assets, or the “underlying securities.”  More detailed information relating to the underlying securities and their issuers will be included or incorporated by reference from the prospectuses and the supplements to these prospectuses or other offering documents relating to the offering and sale of the underlying securities by each related issuer.

The depositor confirms that this prospectus supplement and the accompanying prospectus, including the information in or incorporated by reference in this prospectus supplement or the accompanying prospectus, contain all information regarding the depositor, the trust and the terms of the trust certificates material to investors in the trust certificates and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any information that would make any statement that is included or incorporated by reference in this prospectus supplement or the accompanying prospectus misleading in any material respect.

For 25 days, with respect to trust certificates approved for listing on a national securities exchange or for 90 days following the date of this prospectus supplement, all selling agents or dealers selling the trust certificates are required to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors.  This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

[The selling agents or dealers selling the trust certificates also will deliver the prospectuses or offering materials relating to the underlying securities for underlying securities which were purchased by the depositor in their initial offering for deposit into the trust.]

The offering period for the trust certificates will terminate on ___________, 2012.  The depositor reserves the right to withdraw, cancel or modify the offering of the trust certificates without notice and may accept or reject offers to purchase trust certificates, in whole or in part, in its sole discretion.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Incapital Trust Products LLC and all references to “you” refer to the holders of trust certificates.

SUMMARY

This summary highlights certain of the material terms of the trust certificates.  It does not contain all of the information that you need to consider in making a decision to invest in the trust certificates.  As a result, you should read carefully and in full this prospectus supplement and the accompanying prospectus, and the matters set forth under “Risk Factors” beginning on page [8] of the accompanying prospectus.

The Trust

Incapital Trust Products Trust [ ], a newly formed Delaware statutory trust.

Securities Offered

Pass-Through Certificates of the Incapital Trust Products Trust [ ].

Initial Aggregate Principal Balance of Trust Certificates

The initial aggregate principal balance of the trust certificates will equal the initial aggregate outstanding principal amount of the underlying securities.

Denominations

The trust certificates will be issued in initial balances of $_____.  The $______ initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying debt security or if there is a removal event, tax wind-up event or investment company wind-up event, as described in the accompanying prospectus.

Issue Date of Trust Certificates

__________, 2012

Final Scheduled Distribution Date of Trust Certificates

__________, 20__

Trust Assets

The trust certificates represent undivided beneficial ownership interests in the assets of the trust.  The assets of the trust will consist initially of (1) the senior or subordinated debt securities of issuers that meet the eligibility requirements set forth under “Description of the Underlying Securities and Other Assets Deposited in the Trust–Eligibility” in the accompanying prospectus; (2) structured products or market-linked notes issued by eligible issuers;  (3) depositary receipts for debt securities issued by eligible issuers; (4) cash settled exchange-traded options or OTC options; (5) any payments on or with respect to those securities; and (6) other assets described in this prospectus supplement.

[For the benefit [solely] of the [offered] [class [  ] certificates [and the class [  ] certificates]], on the date of issuance of the certificates, the trust will enter into [describe derivative instrument used to alter the payment characteristics of the cash flows from the trust and whose primary purpose is not to provide credit enhancement relating to the underlying securities].  [Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments and any material provisions regarding substitution of the derivative instrument.]  The significance percentage represented by the [derivative] is estimated by the depositor to be [less than 10%][10% or more but less than 20%][20% or more].  The “significance percentage” of any the [derivative] represents the depositor’s reasonable good faith estimate of the maximum probable exposure to the credit of the derivative counterparty represented by the [derivative] made in substantially the same manner as that used in the depositor’s internal risk management process in respect of similar instruments expressed as a percentage of the principal balance of the [offered] [class [  ] certificates [and the class [  ] certificates]].

[Add language regarding the derivative counterparty with respect to its organizational form and the general character of its business.  In addition, to the extent that the significance percentage is 10% or more, but less than 20% provide the financial information required pursuant to Item 1115(b)(1) of Regulation AB, or to the extent that the significance percentage is 20% or more, provide the financial information required pursuant to Item 1115(b)(2) of Regulation AB, such information to be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]

[Substantially all][__%] of the underlying securities will be redeemable, in whole or in part, prior to their stated maturity at the option of the related issuer at the redemption price applicable to those underlying securities].

Composition of the Trust

The following information will apply to the overall composition of the underlying securities that the related issuers have agreed to sell to the depositor:

Number of issuers:

Aggregate principal amount:	$

Average principal amount:	$

Largest principal amount:	$

Weighted average maturity:

Weighted average interest rate:		% per year

[Senior secured debt]	%

[Senior unsecured debt]	%

[Subordinated debt]	%

[Government Securities]	%

[Structured Products
or Market-Linked Notes]	%

[Depositary Receipts]	%

[OTC Options]	%

Initial Distribution Rate

The trust certificates initially will have a distribution rate, after payment of trust expenses and reserves, of [___%] per year.  This rate will change over time depending upon the weighted average interest rate of the underlying debt securities remaining in the trust.

Scheduled Interest Distributions

Interest payments received by the trustee with respect to the underlying debt securities and other trust assets will be payable [monthly on [___]  and on the [___] day of each month thereafter] [semiannually][quarterly] on ____[, _____, _____] and ____ of each year, beginning ______, and each of these dates is collectively referred to in this prospectus supplement as “regular distribution dates.”  On each of these dates, or if that date is not a business day, on the business day immediately following that regular distribution date, you will be entitled to receive, to the extent received by the trustee and after payment of required trust expenses and reserves, a pro rata share of those interest payments.  Interest on the certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled Principal Distributions

Upon the maturity or earlier redemption of the underlying debt securities, which we refer to as a “final scheduled distribution date,” you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to the underlying debt securities, after payment of any required trust expenses and reserves.  Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event, or following the dissolution of the trust, your pro rata share of the underlying securities will be distributed to you, less your pro rata portion of the trust expenses and reserves, except that you may receive cash in lieu of fractional underlying debt securities, as described under “Description of the Trust Certificates – Removal of underlying securities” in the accompanying prospectus.

Special Distributions

If the trustee receives a payment on any underlying debt securities after the regular distribution date with respect to that payment, then the trustee will make a special pro rata distribution of that payment, less any applicable trust expenses, immediately following receipt of that payment.  No additional amounts will accrue on any trust certificates or be owed to certificate holders as a result of the receipt of a payment on an underlying debt security after the date of the distribution with respect to that payment.

Record Dates

Distributions on the trust certificates on a regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities held by the trust to make a required payment prior to the regular distribution date with respect to that payment will be made to holders as of the “record date” for that regular distribution date or special distribution date, as the case may be, which will be the business day immediately preceding that regular distribution date or special distribution date, as the case may be.

Removal of Underlying Securities

Underlying securities will be removed from the trust upon the occurrence of a removal event, a tax wind-up event or an investment company wind-up event, each as described under “Description of the Trust Certificates–Removal of underlying securities” in the accompanying prospectus.

[Survivor’s Option

The “survivor’s option” provides that the trust agrees to repurchase, at the request of the authorized representative of the beneficial owner of a trust certificate who has died, part or all of that trust certificate, so long as that trust certificate was acquired by the beneficial owner at least six months prior to the request.

A trust will repurchase a trust certificate only as a result of the exercise of the survivor’s option to the extent that:

•	the underlying securities also have survivor’s option provisions that the trust can elect to exercise on behalf of the beneficial owner of that trust certificate; and

•	the issuer of the underlying securities honors the trust’s election.

See “Description of the Trust Certificates – Survivor’s option” in the accompanying prospectus.]

Depositor

Incapital Trust Products LLC, a wholly owned limited purpose subsidiary of Incapital Holdings LLC.

Trustee

U.S. Bank National Association.

Delaware Trustee

U.S. Bank Trust National Association.

Administrative Agent

Incapital Holdings LLC.

Form and Denomination

The trust certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC.  The trust certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants, except in limited circumstances described under  “Description of the Trust Certificates—Definitive trust certificates” in the accompanying prospectus.  The trust certificates will be denominated in, and distributions on the trust certificates will be payable in, U.S. dollars.

Listing

[The certificates will not be listed on any exchange.]  [Application has been made to list the trust certificates on the [____] under the proposed symbol [____]].

U.S. Federal Income Tax Consequences

The trust will be classified as a grantor trust for U.S. federal income tax purposes.  Each holder will be treated as if it owns a pro rata portion of the underlying securities.  The trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  See “U.S. Federal Income Tax Consequences” below and in the accompanying prospectus.

Ratings

The depositor expects that the notes will receive ratings from one nationally recognized statistical rating organization (“NRSRO”).  A rating of the trust certificates is not a recommendation to purchase, hold or sell them.  In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.  See “Ratings” in this prospectus supplement.

Listing/Rating Agency Monitoring Fee

The hired NRSRO will receive a fee for monitoring the rating on the certificates equal to [ ] of the aggregate principal amount of of the certificates per year beginning in [2012], which will be paid by the trust in [ ] installments.  If the certificates are listed, the [ ] exchange will receive a listing fee for the outstanding certificates listed on the [ ] exchange equal to [ ]% of the aggregate principal amount of the certificates beginning in 20___, which will be paid by the trust in [ ] installments.

Fees and Expenses

The funds collected on the underlying securities that are available for distribution to certificateholders will be net of any ongoing trust expenses paid by the trustee. Therefore, the trustee will be entitled to its fees prior to certificateholders receiving their distributions. The following table identifies the amount or method of determination for each fee or expense that will be paid on each underlying securities payment date from collections on the underlying securities:

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount

Trustee fee	Trustee compensation	Trustee	Available amounts	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Rating agency monitoring fee	Rating agency compensation	Hired NRSRO	Available amounts	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount

[ ]Exchange listing fee	[ ] Exchange compensation	[ ] Exchange	Available amounts	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Risk Factors

See “Risk Factors” in the accompanying prospectus for a discussion of the factors you should consider prior to investing in the trust certificates.

[Depending on the assets, additional risk factors may be added].

Contact Information for the Depositor

You may contact the depositor’s offices at Incapital Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE  19808-6192 (telephone (866) 334-5500).

RISK FACTORS

[Describe risk factors applicable to the specific underlying securities, other deposited assets, the certificates and the particular structure of the certificates being offered, including risks that may be different for investors in different classes, factors relating to the yield on the certificates and risks associated with the deposited assets.]

FORMATION OF THE TRUST

The trust will be a Delaware statutory trust formed on the initial issue date of the trust certificates pursuant to a trust agreement, among Incapital Trust Products LLC, as depositor (the depositor), U.S. Bank National Association, as trustee (the trustee), U.S. Bank Trust National Association, as the Delaware trustee, and Incapital Holdings LLC, as the administrative agent.  The trust agreement will provide for the operation of the trust in accordance with the description set forth herein and in the accompanying prospectus.

USE OF PROCEEDS

The proceeds from the sale of the trust certificates are expected to be $________.  All of the proceeds will be used to purchase the underlying securities at an aggregate purchase price of $_____.  The difference between the aggregate public offering price set forth on the cover page of this prospectus supplement and the price paid by the trust for the underlying securities deposited into the trust will equal the selling concession paid to the selling agent[s].  Expenses of the offering will be paid by the trust out of payments of interest and principal received by the trustee.

SUPPLEMENTAL DESCRIPTION OF THE TRUST CERTIFICATES, THE UNDERLYING SECURITIES AND THE TRUST

This prospectus supplement and the accompanying prospectus contain limited information with respect to the underlying securities of the related issuers since they relate only to the trust certificates.  Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offer and sale of their underlying securities.

[The selling agent[s] have agreed to deliver directly to purchasers of the trust certificates copies of the prospectuses or other offering documents of the issuers of the underlying securities for securities which were purchased by the depositor in their initial offering for deposit into the trust.]

The trust will not have any assets other than underlying securities from which to make distributions on the trust certificates.  Consequently, the ability of certificate holders to receive distributions with respect to the trust certificates will depend entirely on the trust’s receipt of payments on the underlying securities from the related issuers.

Issuers of underlying debt securities

The following chart identifies the issuers of underlying debt securities whose underlying debt securities will be included initially in the trust assets.  The chart also contains important information about these issuers.

As a prospective purchaser of trust certificates, you should review carefully the prospectus, prospectus supplement or other offering documents and the information incorporated by reference in those documents of the issuers of the underlying debt securities and the terms of the underlying debt securities as in your judgment is necessary to make an informed decision with respect to an investment in the underlying debt securities.  The issuers of the underlying debt securities are not participating in this offering of trust certificates in any way and have no obligations under the trust certificates.

Issuer	Description of Issuer	SEC File No. for Issuer	Registration Statement File No. for Underlying Debt Security	[Primary Issuer (Y/N)]

Composition of the trust assets; terms of underlying securities

[The principal amount of underlying securities of any single issuer to be held as assets of the trust will represent, at the initial issue date of the trust certificates, less than 10% of the aggregate principal amount of all underlying securities held as assets of the trust.  However, due to redemption or removal, or the maturity of, underlying securities held by a trust, the concentration of assets of a trust may change following the issue date and it is possible that over time more than 10% of the assets of a trust will be comprised of underlying securities of a single issuer.]  [The principal amount of underlying securities of a single issuer, [Issuer], represent in excess of 10% of the aggregate principal amount of all underlying securities held as assets of the trust.]  The assets of each trust may be comprised of underlying securities of varying maturities.  [The depositor may diversify a trust at inception or purchase a series of bonds of a single issuer in a primary offering in which neither the depositor nor an affiliate of the depositor will be a distribution participant or in a secondary market transaction.]  The depositor will not enter into any arrangement with the underlying issuer or its affiliates in relation to the acquisition of debt securities for deposit in the trust.

As of the date of this prospectus supplement, the following information will apply to the overall composition of the underlying securities:

Number of issuers:

Aggregate principal amount:	$

Average principal amount:	$

Largest principal amount:	$

Weighted average maturity:

Weighted average interest rate:		% per year

[Senior secured debt]		%

[Senior unsecured debt]		%

[Subordinated debt]		%

Government Securities		%

Structured Products or Market-Linked Notes		%

Depositary Receipts		%

OTC Options		%

The scheduled maturity dates of the underlying debt securities range from ___________ __, 20__ to ___________ __, 20__, and the initial weighted average remaining life of the underlying debt securities is _______ years.  We expect that the last distribution on the trust certificates will be made on ____________ __, 20__.

As of the date of this prospectus supplement, the following information will apply to the underlying debt securities:

Issuer	Corporation/ Trust/Other	CUSIP	Rank	Coupon/ Formula	Day-Count Convention	Interest Payment Date(s)	Principal Amount ($ MM)	% of Aggregate Principal Amount	Maturity Date	First Redemption Date	Redemption Price	Moody’s Rating	S&P Rating	Survivor’s Option	Listing	Agented or Underwritten offering

The following charts provide additional data regarding:

•	the estimated future average interest rates on the trust certificates; and

•	the estimated future payments that you may receive on the trust certificates.

These yields and payments may be affected by a variety of future events.  See “Risk Factors–The average maturity and yield to maturity of your trust certificates may vary” and “Risk Factors–A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying debt securities to you, which could result in a loss on your investment” in the accompanying prospectus for some of the future events that may impact these yields and payments  These yields and payments may also be affected by the income earned on eligible investments.

Estimated Future Average Interest Rates
Date	Estimated Weighted Average Interest Rates	Estimated Weighted Average Interest Rates After Trust Expenses

Estimated Future Payments

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Expenses

On each regular distribution date and on the final scheduled distribution date, the trustee will designate out of the interest and, if necessary, principal, if any, payments received by it on the assets of the trust as trust expenses an amount equal to the product of (1) the aggregate principal balance of the outstanding trust certificates of the trust on the business day immediately preceding that regular distribution date and (2) ____%, which amount we refer to as the “available expense amount.”  Out of the available expense amount, the trustee will pay its own fee for services, as well as legal, accounting, rating agency, exchange listing, organizational, administrative agent and other expenses incurred from time to time on behalf of the trust, and will fund a reserve account for future trust expenses.  If on any distribution date there are insufficient assets to pay the available expense amount required to be paid by the trust, funds in the reserve account will be applied to pay actual trust expenses.  If funds in the reserve account are not sufficient to pay these actual trust expenses, then the trust will be responsible to pay them on a subsequent distribution date.  If, on the final distribution date, there are insufficient assets to pay all required accrued and unpaid expenses of the trust, the trust may retain underlying assets, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

PLAN OF DISTRIBUTION  (CONFLICTS OF INTEREST)

The depositor and the selling agent[s] [have] entered into a selling agency agreement, dated as of [_______], pursuant to which, on the terms and subject to the conditions contained in that agreement, [the][each] selling agent has agreed that it will, on behalf of the depositor, use its reasonable efforts to solicit offers to purchase the certificates.  The certificates will only be offered for sale in the United States.

The offering period for the trust certificates will terminate on the initial issue date of the trust certificates.  The depositor reserves the right to withdraw, cancel or modify the offering of trust certificates without notice and may accept or reject offers to purchase the trust certificates, in whole or in part, in its sole discretion.

The selling agency agreement provides that the obligation of the selling agent[s] to solicit offers to purchase the trust certificates is subject to the approval of certain legal matters by its counsel to the accuracy in all material respects of the depositor’s representations in the selling agency agreement, to the delivery by the depositor of an officer’s trust certificate, to the effectiveness of the registration statement covering the trust certificates and to the trust certificates being assigned the ratings specified under “Ratings” in this prospectus supplement.

The closing conditions for the sales of the underlying securities to the depositor must be satisfied on the initial issue date of the trust certificates and generally provide for the delivery of officer’s trust certificates, legal opinions and comfort letters confirming the legality and investment grade rating of those underlying securities, the accuracy of the representations of the related issuers (including the disclosure in their prospectuses or comparable offering documents), the effectiveness of the registration statements of the related issuers and the absence of customary market out conditions.

The selling agent[s] will receive a concession on the sale of the certificates in the aggregate amount of $_____.

The depositor will be the issuer of the trust certificates within the meaning of the U.S. federal securities laws.  The trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws.  In addition, the depositor, the trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying securities which were purchased by the depositor in their initial offering for deposit into a trust.  Any discounts, concessions or commissions received by the selling agent[s] and any profit realized by them on the sale of those trust certificates may be deemed to be underwriting discounts and commissions under the U.S. federal securities laws.

[In addition, the depositor and each selling agent participating in the distribution of the trust certificates will be deemed to be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying securities which were purchased by the depositor in their initial offering for deposit into a trust.  Incapital LLC (“Incapital”), one of the selling agents is an affiliate of the depositor.  Incapital will conduct each offering of the trust certificates in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate.  Following the initial distribution of any of the trust certificates, Incapital may offer and sell those certificates in the course of its business as broker-dealer. Incapital may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Incapital may use this prospectus and the accompanying prospectus supplement in connection with any of these transactions. Incapital is not obligated to make a market in any of the trust certificates and may discontinue any market-making activities at any time without notice.

Neither Incapital nor any other affiliated agent or dealer of the depositor utilized in the initial offering of the trust certificates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

The trust certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the trust certificates.  [Although application has been made to list the trust certificates on the [___] Stock Exchange, there can be no assurance that any listing will be granted.]  In addition, there can be no assurance that any trading market for the trust certificates will develop or be maintained or be liquid.

LISTING AND GENERAL INFORMATION

[Application has been made to list the trust certificates on the [___] Stock Exchange.]  There can be no assurance that such listing will be granted. In connection with the listing application, the trust agreement and a legal notice relating to the issuance of the trust certificates will be deposited prior to listing with the [___] Stock Exchange, where copies of those documents may be obtained. You also may request copies of the above documents (free of charge) together with this prospectus supplement and the accompanying prospectus, the selling agency agreement and all future distribution statements, annual reports and other public filings of the trust, so long as the trust certificates are listed on the [___] Stock Exchange, at the main office of U.S. Bank National Association, our paying agent. The trust’s first distribution statement will be available within 15 calendar days following the trust’s receipt of any payments on the underlying securities. In connection with the original distribution of the trust certificates, copies of the prospectuses or other offering documents relating to the underlying securities of the related issuers also will be available, upon request (free of charge), at the offices of our paying agent during usual business hours.

The trust is not involved in any litigation, arbitration or administrative proceeding relating to claims in amounts which may have or have had a significant effect on the trust, nor, so far as the depositor is aware, is any such litigation, arbitration or administrative proceeding involving it pending or threatened.

As of the initial issue date, the issuance of the trust certificates will have been authorized by the managing member of the depositor by a consent dated on ___________.  Since its formation, the depositor has not engaged in any activities except for the activities described herein relating to the issuance of the trust certificates.

The trust certificates will be assigned CUSIP number _________.

RATINGS

The depositor expects that the notes will receive ratings from a NRSRO.

The ratings address the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the deposited assets and any providers of credit support, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the deposited assets. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets or the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

The depositor has not requested a rating on the certificates by any rating agency other than the hired NRSRO. However, there can be no assurance as to whether any non-hired NRSRO will rate the certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO. A rating on the certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the certificates by the hired NRSRO.

.

U.S. FEDERAL INCOME TAX CONSEQUENCES

U.S. Federal Income Tax Consequences

The following discussion supplements the discussions under “U.S. Federal Income Tax Consequences” in the accompanying prospectus and is not exhaustive of all possible tax considerations. It is based upon the Code, regulations promulgated under the Code by the Treasury (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the trust certificates upon original issuance and will hold such certificates and the assets of the trust as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the trust certificates, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Tax Classification of the Trust

In the opinion of Morrison & Foerster LLP, the trust, under current law, will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and the trust will constitute a grantor trust for U.S. federal income tax purposes. This opinion is based on the assumption that there will be full compliance with the terms of the organizational documents relating to the trust [and any related documents and on a certificate received from the trust]. Accordingly, in the view of Morrison & Foerster LLP, the trust will not be subject to U.S. federal income tax and each certificateholder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying securities allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the trust.  No assurance can be given that the IRS will agree with the foregoing characterization of the trust or that if challenged that the characterization will prevail.

For example, if the trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying securities by the trust would be allocated to the certificateholders as the partners in a tax partnership according to their respective interests in the trust. The amount of income reportable by the certificateholders as partners in a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the foregoing.

Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

The following discussion assumes that the trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

[INSERT ADDITIONAL TAX DISCUSSION AS APPROPRIATE]

LEGAL MATTERS

Morrison & Foerster LLP, New York, New York will pass upon certain legal matters relating to the trust certificates for the depositor and the selling agent[s].  The validity of the trust certificates and other matters of Delaware law will be passed upon for the depositor and any selling agents by Richards, Layton & Finger, P.A., Wilmington, Delaware.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates.  This prospectus supplement and the accompanying prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust.

We will file with the SEC periodic reports as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC.  These reports will include:

•
current reports on Form 8-K that relate to the payments on the trust certificates and include specific information about the performance of the underlying securities held as assets by a particular trust, including distribution reports;

•	annual reports on Form 10-K that include an annual statement from the trustee as to compliance with the trust agreement; and

•	a report of the independent public accountants for the trusts.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC.  Information that is incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference any future periodic reports that we file with the SEC prior to the termination of our offering for the trust certificates, and, if applicable, the statements in those reports will add to or update the information contained in this prospectus supplement, the accompanying prospectus, or in previously filed periodic reports.  You should rely on the information contained in those reports if that information is different that the information contained in this prospectus supplement or in the accompanying prospectus.

You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

You may obtain additional information about us, the trusts and the trust certificates, at no cost, by writing to Incapital Trust Products LLC, Capitol Office Center, 3422 Old Capital Trail #188, Wilmington, DE 19808-6192, Attention [_____] or by calling (866) 334-5500.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated February 2, 2012
PROSPECTUS

$[●]

Incapital Trust Products LLC

Depositor and Sponsor

BASICS

BAsic Structured Income Certificates

Pass-Through Trust Certificates
(Issuable in series)

Each trust:

•	will be a separate Delaware statutory trust;

•	will issue only one series of trust certificates with one or more classes;

•	will own:

•	a security or pool of securities that may include:

•	senior or subordinated debt securities which may include statutory or common law trusts, all of which file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
senior or subordinated debt securities of banks and government-sponsored entities, who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States;

•
securities issued or guaranteed by the U.S. government, a foreign government or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged;

•	structured products or market-linked notes issued by eligible issuers, as described herein;

•	depositary receipts for debt securities issued by eligible issuers;

•	cash settled exchange-traded options or over-the-counter (“OTC”) options;

•	payments due on those securities; and/or

•	other assets described in this prospectus and in the accompanying prospectus supplement.

The trust certificates:

•	will in the aggregate represent all of the undivided beneficial ownership interests in the trust and will be paid only from the assets of the trust;

•	will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

•	will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

•	will be issued as part of a designated series which may include one or more classes of trust certificates and credit enhancement or other support; and

•	at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized statistical rating organizations.

The certificateholders:

•	will be entitled to receive principal, premium, if any, and any interest from the assets deposited with the trust as specified in the accompanying prospectus supplement.

You should review the information in the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as any risk factors contained in the accompanying prospectus supplement, prior to making a decision to invest in the trust certificates.

The trust certificates will represent interests in the trust only and will not represent interests in or obligations of Incapital Trust Products LLC, the trustee, the Delaware trustee or of the administrative agent of the trust or any of their respective affiliates.  The trust certificates are not insured or guaranteed by the FDIC or any other government agency.

The trust certificates may be offered or sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under “Plan of Distribution” and in the accompanying prospectus supplement.  This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of the trust certificates.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Incapital LLC

The date of this prospectus is February 2, 2012.

In connection with making a decision to invest in the trust certificates, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not, and neither the trust nor any selling agent is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any state or jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or the accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on their respective front cover pages.

i

ABOUT THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the trust certificates in two separate documents: (i) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series of certificates; and (ii) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the series designation and aggregate principal amount of the trust certificates;

•
the number of classes in the series and, with respect to each class, the designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations of the trust certificates;

•	the currency or currencies in which the trust will distribute principal, premium, if any, and any interest to you;

•
a description of the type, characteristics, and material terms of the underlying securities, together with any other assets deposited in the trust and any credit enhancement or other support for the series or a class;

•
the relative rights and priority of payments of each series or class of trust certificates (including the method for allocating collections from the underlying securities and other assets deposited in the trust to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the underlying securities and other deposited assets);

•	the identity of each issuer of the underlying securities and each obligor with respect to any other assets deposited in the trust;

•	the name of the trustee, the Delaware trustee and any administrative agent;

•	the applicable interest rate or, in the case of a variable rate, the method of calculating the interest rate;

•	the date or dates on which you will be entitled to receive principal, premium, if any, and/or interest;

•	the date of issue of the trust certificates;

•	the final scheduled distribution date, if applicable;

•	the offering price or prices of the trust certificates;

•	any exchange terms, whether mandatory or optional, and any redemption terms of each series or class;

•	the listing of the trust certificates on any U.S. national or international securities exchange;

•	whether a survivor’s option will be applicable;

•	remedies upon a payment default on the underlying securities;

•
voting rights and required voting percentages with regard to certain actions by the depositor or the administrative agent, if any, or the trustee under the trust agreement, or with respect to the trust; and

•
any other material terms of trust certificates, including terms relating to the rights of the trust or any third party (which may include Incapital Trust Products LLC or any of its affiliates) to call, redeem or purchase the trust certificates or the underlying securities before the final scheduled distribution date.

See “Description of the Trust Certificates—General” for a listing of other items that we may include in the accompanying prospectus supplement.

The accompanying prospectus supplement also may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the accompanying prospectus supplement, together with any additional information described under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Incapital Trust Products LLC as the depositor and sponsor of the trusts, references to a trust are to a trust or trusts to be formed by us as depositor and all references to “you” refer to the holders of trust certificates.

References in this prospectus to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates.  This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust.  We intend to use this prospectus, which includes general information about the trust and the trust certificates, and an accompanying prospectus supplement, which will include specific information about a particular trust and the related trust certificates, to offer trust certificates of each trust.  You should read both the prospectus and the accompanying prospectus supplement before investing in the trust certificates.

Each trust will be subject to the informational requirements of the Exchange Act.  We will file with the SEC on behalf of each trust reports and other information as required under the Exchange Act, and the rules and regulations of the SEC.  You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.  We do not intend to send any financial reports to certificateholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC.  Information that is incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference any future documents that we file with respect to a trust with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before, on or after the date of this prospectus and prior to the termination of the offering of any series of trust certificates. Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information if that information is different than the information contained in this prospectus or the accompanying prospectus supplement.

You may request copies of the documents incorporated by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in those documents), at no cost, by writing to Incapital Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE 19808-6192, Attention [●], or calling (866) 334-5500.

REPORTS TO CERTIFICATEHOLDERS

Unless and until definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company (“DTC”) and as registered holder of the trust certificates.  If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust to you in accordance with the trust agreement.  For more information, see “Description of the Trust Certificates—Global Trust Certificates” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”  These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will cause each trust to file, on an individual basis, reports in accordance with Exchange Act requirements.  We do not intend to send any financial reports to you.

SUMMARY

This summary includes questions and answers to help you understand the trust certificates that we describe in this prospectus.  This summary is not complete and should be read together with the information contained in other parts of this prospectus and in the accompanying prospectus supplement.  You should read this prospectus and the accompanying prospectus supplement describing specific trust certificates carefully to understand fully the terms of the trust certificates that we may sell under this prospectus.

You should rely on the information provided in this prospectus and in any supplement to this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.

What are the trust certificates?

Each trust will issue only one series of certificates.  The trust certificates represent an interest in the assets of a trust.  Holders of trust certificates will be entitled to receive all of the payments on the underlying securities and other assets held by a particular trust, after payment of any trust expenses and reserves for future trust expenses.  If the trust does not receive a payment from the issuer of the underlying securities, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.  A prospectus supplement will describe each trust and the trust certificates that are being offered by that trust.

Each series of trust certificates will represent interests in the trust only and will not represent obligations of or interests in any of the depositor, the trustee, the Delaware trustee or any of their respective affiliates.

What assets will each trust hold?

Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in the assets of that trust.  The assets may include a security or pool of securities that may include:

•	senior or subordinated debt securities which may include statutory or common law trusts, all of which file periodic reports under the Exchange Act;

•
senior or subordinated debt securities of banks and government-sponsored entities, who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States;

•
securities issued or guaranteed by the U.S. government, a foreign government or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged;

•
structured products or market-linked notes issued by eligible issuers.  Structured products or market linked investments are debt securities with cash flow characteristics that depend on the performance of one or more reference assets.  Structured products include equity-linked, index-linked, interest rate-linked, commodity-linked, and currency-linked instruments;

•	depositary receipts for debt securities issued by eligible issuers;

•	cash settled exchange-traded or OTC options;

•	payments due on those securities; and/or

•	other assets described in this prospectus and in the accompanying prospectus supplement.

The issuers, other than with respect to U.S. government securities and government guaranteed securities, will be “eligible issuers,” as we describe under “Description of the Underlying Securities and Other Assets Deposited in the Trust—Eligibility” below.  The accompanying prospectus supplement may include audited financial statements of the issuer of the underlying securities as described in “Description of the Underlying Securities and Other Assets Deposited in the Trust—Eligibility.”  For more detailed information on the underlying securities, see “Description of the Underlying Securities and Other Assets Deposited in the Trust.”

The assets of each trust may or may not be diversified.  The prospectus supplement relating to a trust will identify the trust assets and will discuss any risks related to concentration or the lack of diversification.  The depositor may purchase underlying securities in the secondary market (either directly or through an affiliate of the depositor) for deposit into the trust.  The depositor also may purchase underlying securities in a primary offering in which neither the depositor nor an affiliate of the depositor is a distribution participant.  If any underlying securities are purchased in a primary offering, the prospectus supplement will contain additional disclosure identifying those securities and identifying any underlying issuer as a co-registrant (if applicable).  In any event, the depositor will not enter into any agreement or arrangement with an underlying issuer to issue securities for the purpose of depositing such securities into a trust.  To the extent that the depositor purchases securities for deposit in a trust in a primary offering, the depositor will deliver the prospectus relating to the underlying securities to holders of the trust certificates.  In the prospectus supplement, the depositor will disclose any concentration issues.  The depositor may seek to diversify the assets of each trust so that initially less than 10% of the assets of a trust will be comprised of underlying securities of a single issuer.  Even if the depositor initially seeks to diversify the trust assets, due to the redemption or removal, or maturity, of underlying securities over time the concentration of assets of a trust may change following the issue date of the trust certificates and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying securities of a single issuer.

Each trust will hold the underlying securities and all payments received by the trust in connection with the underlying securities held by it.  Certain other assets may be deposited in the trust for a series of certificates.  These other assets may include cash and temporary “eligible investments” as described under “Description of the Trust Agreement—Collections and Other Administrative Procedures” below.

The assets deposited in each trust will be described in the accompanying prospectus supplement.  For a more detailed description, see “Description of the Underlying Securities and Other Assets Deposited in the Trust.”

The underlying securities may be redeemed earlier as described under “Description of the Trust Certificates-Redemption.”

Underlying securities may be removed from the trust in the event of a redemption of the underlying securities, an optional exchange, a default on the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports.  See “Description of the Trust Certificates.”  In addition, underlying securities may be substituted for other securities in the event of an exchange offer by the underlying securities issuer if, among other things, the holders of trust certificates vote to accept the offer.  See “Description of the Trust Agreement—Voting of Underlying Securities.”

What Credit Support will be Available to My Series of Trust Certificates?

We may also transfer into the trust certain contractual rights, including ancillary or incidental rights that may be necessary to assure the payment of distributions to you.  If specified in the accompanying prospectus supplement, the trust for a series of trust certificates may include, or certificateholders of the series may have the benefit of, any combination of:

•	letters of credit and similar standby financing facilities;

•	limited guarantees;

•	surety bonds;

•	interest rate and currency rate swaps and/or interest rate cap or floor agreements;

•	swap guarantees;

•	cross-collateralization features;

•	overcollateralization;

•	third party guarantees and insurance policies;

•	committed credit facilities (including syndicated loan agreements);

•	subordination of one or more series of, or classes with a series of, trust certificates; and

•	cash collateral in the form of one or more reserve or other bank accounts.

For a more description of potential credit support, see “Description of the Underlying Securities and other Assets Deposited in the Trust—Credit Support” in this Prospectus.

Who is the depositor?

Incapital Trust Products LLC, or the “depositor,” the “sponsor,” or the “depositor or sponsor” is a Delaware limited liability company and an indirect, wholly-owned, limited-purpose subsidiary of Incapital LLC, or Incapital.  Incapital is one of the largest distributors of fixed income securities in the United States and has significant experience in the fixed income markets.  The depositor is newly formed.

The business activities of the depositor are limited by its limited liability company agreement and include acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt securities, financial assets or other rights to payment (including the deposited assets), the formation of one or more trusts or other issuing entities and the sale of certificates representing interests in pools of bonds, stock, equity or debt securities, financial assets or other rights to payment owned by such issuing, and generally any activities that are incidental to the foregoing.

The depositor will acquire fixed-income securities from time to time and transfer them to newly created trusts that in turn issue securities, such as the certificates offered under this prospectus, backed by the payments on the transferred fixed-income securities and also backed by or subject to any other assets arranged for by the depositor. The depositor will sell the securities issued through these repackaging transactions in public offerings. The depositor regularly evaluates market conditions and publicly issued fixed income securities to identify opportunities to engage in repackaging transactions of this type. The depositor will deposit the underlying securities and other assets into the trust for each series of trust certificates.  The depositor’s principal office is Incapital Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE  19808-6192, (302) 994-5370.  The limited liability company agreement of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

What fees will the Depositor and Trustee receive as compensation for their services?

The Prospectus Supplement for each applicable series will set forth the fees (if any) paid to the Depositor in connection with the offering of that series of trust certificates.  The trustee will receive compensation for its services equal to [ ] per collection period which will be paid from available funds prior to any distributions to certificateholders.

What denominations will the trust certificates be issued in?

The trust certificates will be issued in initial principal balances or, if applicable, notional amounts specified in the accompanying prospectus supplement.  The initial principal balance or notional amount, as applicable, of each trust certificate will be reduced each time there is a distribution of principal on an underlying security by the trust.  A portion of the principal or notional amount, as applicable, of each trust certificate will be paid to you whenever an underlying security reaches maturity or is redeemed or repaid early.  In addition, the principal balance or notional amount, as applicable, of your trust certificate will be reduced if underlying securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What payments will a certificate holder be entitled to receive?

A certificate holder will be entitled to receive its pro rata portion of the payments received by the trust on the underlying securities.  Any amounts received by the trust from the issuers of the underlying securities will be passed through to the certificateholders, after the trust pays its expenses and reserves for future trust expenses.  Certificateholders will receive principal, premium, if any, and any interest from the trust’s assets.  The trust certificates will have an initial distribution rate, after payment of any required trust expenses, and a final scheduled distribution date, as specified in the accompanying prospectus supplement.

Will the trust make any payments if an issuer of the underlying assets does not make the required payments?

No, the trust will not be obligated to make any related payments or the corresponding distributions on your trust certificates if an issuer of the underlying securities does not make the required payments.  As a result, if an issuer of one or more underlying securities defaults on its payment obligations during any period when your trust certificates are outstanding, you may not receive distributions on your trust certificates in full for that period.

Can the rate of interest that a holder of the trust certificates receives from the underlying securities change?

Yes.  Generally, the rate of interest that a certificate holder receives is either fixed or variable as described in the accompanying prospectus supplement.  In the case of a fixed rate certificate, the series will bear interest at a rate that is fixed and stated on the face thereof and in the applicable prospectus supplement.  In the case of a variable or floating rate certificate, the rate of interest will be calculated using various factors such as the interest rate basis, the spread and the spread multiplier as set forth in the accompanying prospectus supplement.  In addition, the rate of interest that a certificate holder receives will vary from the specified rate if underlying securities are redeemed or are removed from the trust.

Are the trust certificates debt obligations?

The trust certificates will not be debt instruments other than for tax purposes.  The trust certificates will not be obligations of, or guaranteed by, us or any other entity.

Who will choose the underlying securities held by each trust?

As depositor, we will select and purchase the underlying securities of eligible issuers to be deposited into the trust.  With respect to each trust, the accompanying prospectus supplement will describe the assets that we deposit in that trust and the terms of the underlying securities.  The deposit of those assets will be for the benefit of the trustee and the certificateholders of the series.  The trustee will administer the underlying securities and other deposited assets pursuant to the trust agreement and will receive a fee for those services.  For more detailed information about trust, see “Description of the Trust Agreement.”

Will a certificate holder have the right to receive the underlying securities?

Generally, no.  The trust certificates will not entitle the certificateholders to receive the underlying securities, except if those securities are removed from the assets of the trust, under the limited circumstances we describe in this prospectus or in the accompanying prospectus supplement.

Are the trust certificates exchangeable for the underlying securities?

The depositor, trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange a series of trust certificates for a pro rata portion of the underlying securities.  A series of trust certificates may be designated as an exchangeable series and may be exchangeable pursuant to terms and conditions as set forth in the related Trust Agreement.  For more detailed information on the optional exchange right, see “Description of the Trust Agreement—Optional Exchange” in this prospectus.

Will the trust ever sell any of the underlying securities?

The trusts will not dispose of any underlying securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What is a “call right” and will the trust certificates be subject to a “call right”?

A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates.  A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust.

The trust certificates or the underlying securities may be subject to a “call right.”  A call right may initially be held by the depositor or an affiliate of the depositor.  Also, if specified in the relevant prospectus supplement, the depositor or an affiliate of the depositor may have the ability to transfer the call right.  The initial holder of a call right and every subsequent transferee thereof is required to be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  For more detailed information on the call right, see “Description of the Trust Certificates—Call Right.”

When can the trust redeem the trust certificates?

The trust certificates will be redeemed as a result, and to the extent of, the redemption of the underlying securities. The underlying securities issuers may redeem all or some of the underlying securities before the stated maturity date at their option at the applicable redemption price or if they become obligated to pay additional amounts at the applicable redemption price. If an underlying securities issuer redeems less than all of the underlying securities, then the trustee will redeem the trust certificates on a pro rata basis at the applicable redemption price. See “Description of the Trust Certificates —Redemption” for more information.

What is a “survivor’s option”?

The survivor’s option is a provision that provides that the trust agrees to repurchase, on behalf of the certificate holder, part or all of that trust certificate prior to maturity following the death of the holder of that trust certificate.  Not every series of trust certificates will have a survivor’s option and we will indicate in the accompanying prospectus supplement for each series of trust certificates whether there is a survivor’s option.

Are there any risks associated with my investment?

Yes.  There are risks associated with an investment in the trust certificates.  Please refer to “Risk Factors” on page 8.

How will the trusts and the trust certificates be treated for U.S. federal income tax purposes?

We anticipate that each trustee will take the position that each trust will constitute a grantor trust for U.S. federal income tax purposes, and we will file for each series of trust certificates a current report on Form 8-K containing a legal and tax opinion of counsel that states that the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, we anticipate that no trust will be subject to U.S. federal income tax, and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the trust assets, including the underlying securities, allocable to its trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust. Please refer to “U.S. Federal Income Tax Consequences” on page 66 for a more complete discussion of how the trusts and the trust certificates will be treated for U. S. federal income tax purposes.

Does ERISA impose any limitations on purchases of the trust certificates?

Yes.  An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under ERISA regulations, will be permitted to purchase, hold and dispose of the notes only on the condition that the plan or entity makes the deemed representation that its purchase, holding and disposition of the trust certificates will not constitute a prohibited transaction under Section 4975 of the Internal Revenue Code.

Will the trust certificates be listed on an exchange?

The certificates are not required to be listed on any securities exchange or quoted on any automated quotation system.  We may, however, apply to list the trust certificates on any national or international securities exchange.

Will the trust certificates be rated?

The trust certificates of each series, or class of that series, will be rated in one of the investment grade categories by one or more nationally recognized statistical rating organizations at the time of issuance.  However, a rating of the trust certificates is not a recommendation to purchase, hold or sell them.  In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.  For more information, see “Risk Factors—A ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.”

RISK FACTORS

Your investment in the trust certificates entails risks.  Prospective investors should consider, among other things, the risk factors set forth below and any additional risk factors set forth in the accompanying prospectus supplement describing those trust certificates.  The risk factors set forth below relate to each trust that we form.

There will be no existing market for the trust certificates upon their initial issuance.

There will be no existing market for the trust certificates upon their initial issuance and there can be no assurance as to:

•	the development, liquidity or maintenance of any public market for the trust certificates;

•	your ability to sell any of your trust certificates at the desired time or at all; or

•	the price, if any, at which you will be able to sell your trust certificates.

We may apply to list the trust certificates on a national securities exchange.  We cannot assure you that the trust certificates will be listed or, if listed, that they will continue to be eligible for trading in the future on the applicable exchange.

Future trading prices of the trust certificates will depend on many factors, including, among others:

•	prevailing interest rates;

•	the business, prospects, financial condition and results of operations of the related issuers of the underlying securities held by the trust; and

•	the market for similar securities.

The trust certificates may not be actively traded.

The certificates are not required to be listed on any securities exchange or quoted on any automated quotation system.  There may be little or no secondary market for the trust certificates.  Even if there is a secondary market, it may not provide significant liquidity.

The trust certificates may trade at a price that is not equal to the value of the underlying securities of the trust.

The trust certificates may trade at a price less than the market value of the underlying securities.  This may occur whether or not there is a liquid market for the trust certificates.

Market demand for asset-backed securities such as the trust certificates, may be reduced due to continued adverse market and economic conditions and negative publicity relating to the asset backed securities markets in general, which may limit your ability to resell your trust certificates or reduce the market value of your trust certificates.

The capital and credit markets, and the asset-backed securities market in particular, have recently experienced and continue to experience disruptions and volatility, and the global recession has resulted in a general tightening of the credit markets, reduced asset values, reduced business profits and an increased rate of business delinquency.  Additionally, asset-backed securities and securitizations have recently received substantial negative publicity over the past few years, and, as a result, may be perceived negatively in the marketplace or by certain investors.  If, however, these trends continue or worsen, this may result in reduced market demand for asset-backed securities, including the trust certificates.  As a result, your ability to resell your trust certificates may be limited and the market price of your trust certificates may decline.

The trust certificates will not represent a recourse obligation of the depositor or of others, and your recourse will be limited.

Your trust certificates will only represent an interest in the assets of a single trust, and will not represent our obligation or an obligation of any administrative agent, any selling agent, the underlying securities issuer(s), any credit support provider, any swap counterparty, any of our or their respective affiliates or any other entity.  None of us, any selling agent or any of our or their respective affiliates will insure or guarantee the trust certificates.  Although some of the underlying securities may be government securities or may be government guaranteed, none of the FDIC, the United States government or any other U.S. government agency or instrumentality will guarantee the trust certificates.  Any obligation we have with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying securities or any other assets deposited in the trust.  Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warrant that we may have against the seller of the underlying security or the other assets deposited in the trust.  We do not have, and do not expect in the future to have, any significant assets.

Each series of trust certificate will represent an interest in the assets of a single trust, and the payments made by the issuers of the underlying securities held by the trust will be the only significant source of payment for your trust certificates.

Each trust will not have any significant assets other than the underlying securities of the related issuers and no other significant assets will be available to the trust to make payments or distributions with respect to your trust certificates.  The payments made by the related issuers on the underlying securities to the trust will be the only significant source of payment for your trust certificates.  The trust also may hold cash and temporary eligible investments that may be used as a source of payment for your trust certificates.

If the underlying securities issuer redeems the underlying securities before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds.  If the underlying securities issuer exercises any right of redemption in respect to the underlying securities deposited in the trust, it may affect the yield you will receive on your trust certificates.  Provisions in an underlying securities indenture for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying securities and the related series of trust certificates.  Tax, accounting, economic and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of underlying securities.  We cannot assure you that any underlying security redeemable at the option of the underlying security issuer will remain outstanding until its stated maturity.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we expect the likelihood of the exercise of any optional redemption right to increase.  Upon a redemption of the underlying securities, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates.  Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

If the underlying securities issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of distributions you may receive may be materially and adversely affected.

The issuers of the underlying securities are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate their obligations under their underlying securities.  Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, including economic factors and increased market competition, or otherwise, also could cause delays in payment, partial payment or nonpayment of its underlying securities.  These laws or financial difficulties could have a similar adverse impact on distributions on your trust certificates and on the market value of your trust certificates.

The value of your investment will be affected adversely by negative performance of the underlying securities.

The market value of the trust certificates will be derived primarily from the market value of the underlying securities.  Consequently, the performance of the underlying securities held by a trust will affect the value of your investment in the trust certificates issued by the trust.  For example, if an issuer of an underlying security were to default in making a required payment on an underlying security (including as a result of the issuer’s bankruptcy or similar event), you may experience a loss on your investment in the trust certificates.

A continued slowdown in the economy or a development adversely affecting an issuer's creditworthiness, may result in that issuer being unable to generate earnings or sell assets at the rate and at the prices that are required to produce sufficient cash flow to meet its obligations to pay principal and interest in respect of its underlying securities, which would result in the trust’s not making full distributions to you on your trust certificates.

Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities.  In particular, you are urged to review carefully any risk factors included in the prospectuses of the issuers of the underlying securities and in their periodic reports filed with the SEC under the Exchange Act.

The underlying securities may include non-investment grade securities that have a greater default risk.

The underlying securities may include high yield corporate debt obligations issuers rated below investment grade.  High yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities.  The rate of defaults on the underlying securities and the rate of recovery on any defaults may be different from those expected by the rating agencies in assigning their rating to the trust certificates which may result in changes in the rating of the certificates, losses to the certificates, changes in market value of the certificates or other adverse consequences to holders of the certificates.

High yield debt obligations are generally unsecured.  They may also be subordinated to other obligations of the underlying security issuer and entail greater credit and liquidity risk than in typically associated with investment grade corporate obligations.  High yield obligations are often issued in connection with leveraged acquisitions or recapitalizations.  In those transactions, underlying security issuers incur substantially higher amount of indebtedness than the level at which they would otherwise operate.

The underlying securities may include emerging market securities and are subject to special risks.

The underlying securities may include emerging market securities, which are subject to special risks.  Investing in the debt of emerging markets issuers involves special credit risks not associated with investing in more established capital markets such as the United States and Western Europe. Such risks may include:

•	risks attributable to fluctuations in foreign exchange rates,

•	political, economic and diplomatic instability,

•	hyperinflation,

•	expropriation,

•	different legal systems,

•	exchange controls,

•	confiscatory taxation,

•	nationalization of private businesses, or

•	other governmental restrictions.

Foreign investments may also be subject to foreign withholding taxes or other taxes or changes in the rates or methods of taxation applicable to the trust or the underlying security issuer. The underlying securities may also subject to special price volatility and liquidity risks, as emerging markets have smaller capital markets with substantially less volume than more established capital markets  A limited number of issuers often represent a disproportionately large percentage of market capitalization and trading value in  emerging markets. In addition, large investors trading significant blocks of securities, or dealers making large dispositions of securities resulting from a failure to meet margin calls, may significantly affect price and liquidity in emerging markets.

Prospective purchasers of such trust certificates should consult their own financial and legal advisors about risks related to investments in currencies other than U.S. dollars.

Disclosure and regulatory standards in emerging markets are often less stringent than those in other international securities markets. Many emerging market countries have a low level of monitoring and regulation of the market and market participants, and limited and uneven enforcement of existing regulations. You may be able to obtain little publicly available information about an issuer in an emerging market country. The underlying security issuer may not be subject to accounting, auditing and financial reporting standards comparable to those of companies in non-emerging markets. As a result, traditional investment measurements, such as price/earnings ratios, may not be useful when applied to the underlying security issuer and the underlying securities.

The average maturity and yield to maturity of your trust certificates may vary.

Upon the scheduled maturity or earlier redemption of any underlying securities held as assets of a particular trust, you will be entitled to receive your share, to the extent received by the trustee, of any payment of principal, premium, if any, and any interest with respect to those underlying securities in accordance with the accompanying prospectus supplement.

The accompanying prospectus supplement will contain information with respect to the stated maturities of the related underlying securities and the terms, if any, upon which the underlying securities are subject to redemption or repayment prior to maturity.  The applicability of these terms will affect the weighted average life of the trust certificates.

An issuer’s election to exercise a right of redemption may be based on a variety of tax, accounting, economic and other factors.  If prevailing interest rates fall below the interest rates then borne by the related underlying securities, the likelihood that an issuer might exercise an optional redemption right would be expected to increase, although there can be no assurance that the issuer will exercise this right.

Redemption of the underlying securities, which may have varying maturities, will affect the average maturity and yield to maturity of your trust certificates.  The extent of this effect will depend upon the degree to which the rate and timing of payments on your trust certificates is sensitive to the rate and timing of payments on the underlying securities being redeemed and whether the redeemed underlying securities were purchased at a discount or premium.  See “An investment in the trust certificates will subject you to the risks of an investment in debt obligations due to fluctuating interest rates'” below.  If principal is repaid (whether resulting from payments at or prior to their stated maturities or otherwise) on the underlying securities with a higher interest rate than the prevailing interest rates, it will not be possible to invest those repayments in a comparable security at or above the interest rates then borne by those underlying securities.  This adverse effect may be reduced to the extent that the issuer of the underlying security is required to pay a premium in connection with the redemption.

The underlying securities generally will be subject to acceleration upon the occurrence of events of default.  The life and yield to maturity of your trust certificates will be affected by any repayment of the related underlying securities as a result of the acceleration of the underlying securities or by the bankruptcy, insolvency or reorganization of the related issuers.

The accompanying prospectus supplement will describe any calls, puts or other redemption options, and other terms applicable to the underlying securities.  See “Description of Trust Certificates” below.

If your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

We, any selling agent, or our or their respective affiliates or designees, or others, as specified in the accompanying prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class.  For further information regarding rights of third parties, see “Description of the Trust Certificates—Call Right.”

We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights.  In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised.  The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying securities and make the exercise of a call right more likely.  However, a reduction in interest rates may also result in a reinvestment risk to certificateholders.  If a reduction of interest rates occurs and a call right is exercised, then the interest rates at which a certificate holder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series.  An exchangeable series is a series in which any of us, any selling agent, the trustee for that series or our or their respective affiliates and designees or other persons identified in the accompanying prospectus supplement may exchange their trust certificates for a pro rata portion of the underlying securities.  For more detailed information on the optional exchange right, see “Description of the Trust Certificates—Optional Exchange.”  The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

An investment in the trust certificates will subject you to the risks of an investment in debt obligations due to fluctuating interest rates.

Because the market value of the trust certificates will be derived primarily from the market value of the underlying securities, an investment in the trust certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in debt obligations may entail.  These risks include:

•
the risk that the market value of the trust certificates will decline as a result of increases in prevailing interest rates, to the extent that you wish to sell the trust certificates and the particular trust holds fixed rate underlying securities; or

•	the risk that the yield on the trust certificates will decline as a result of decreases in prevailing interest rates, to the extent that the particular trust holds floating rate underlying securities.

In recent years, interest rates have declined, which has had an adverse effect on the value of floating rate debt obligations generally.  In addition, the high inflation of prior years, together with the fiscal measures adopted in response to the inflation, resulted in fluctuations in interest rates and, therefore, in the value of fixed rate debt obligations generally.  Generally, bonds with longer maturities are more likely to fluctuate in value than bonds with shorter maturities.

The trust certificates that have floating rates bear additional risks.

If your trust certificates have variable interest rates, there will be additional significant risks not associated with a fixed-rate security.  These risks include fluctuation of the interest rates and the possibility that you will receive interest that is lower than expected.  We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, your floating rate certificate.  In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The trust certificates are not necessarily correlated with the bond markets generally.

Aggregate price movements in the underlying securities, and therefore in the trust certificates, may not be highly correlated with price movements in the bond market as a whole or in specific segments of the bond market or with the price movements of specific bond indices.  If the aggregate value of the underlying securities declines, the trust certificates will decline in value even if the bond market as a whole, or a specific segment or index, rises in value.

The underlying securities will not contain significant restrictive covenants on the related issuers.

The underlying securities held by each trust will not contain significant restrictive covenants on their issuers.  As a result, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise restrict the conduct of the related issuers in a manner that is adverse to you.  Generally, the terms of the underlying securities will not restrict the issuers from incurring additional debt, which may rank senior to the underlying securities that comprise the trust assets.

Certain of the underlying securities may be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries, while underlying securities that are secured obligations may result in additional risks.

Certain of the underlying securities generally may be unsecured obligations of the related issuer.  The underlying securities will effectively rank junior to:

•	secured obligations of the related issuer;

•	unsecured or secured obligations and preferred equity of the issuer’s subsidiaries; and

•	senior unsecured obligations of the issuer, if the underlying securities are subordinated obligations of the issuer.

Certain of the underlying securities with respect to any trust may be secured obligations of an issuer.  This means that generally an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest, and dispose of any income related to the collateral.  The indenture may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders; and will also provide for the disposition of the collateral upon the occurrence of certain events of default.

In the event of a default of any secured obligation, security holders, including the trust, may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, including the trust, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

If the underlying securities are senior unsecured obligations, they will rank equally with all other senior unsecured indebtedness of that issuer.

In a liquidation or bankruptcy proceeding of an issuer of any underlying securities held by a trust, the trust will receive payments, if any, only after all of that issuer's secured obligations (to the extent of the collateral securing those obligations) have been paid and, in the case of any underlying securities held by the trust that are subordinated obligations of that issuer, only after that issuer's senior indebtedness has been paid.  Furthermore, payments on underlying securities that are subordinated obligations of an issuer generally may not be made if a default exists in respect of the senior indebtedness of that issuer or, upon acceleration of the underlying securities, any senior indebtedness has not been repaid in full.  Underlying securities that are subordinated obligations of an issuer generally only provide for acceleration rights upon the liquidation or bankruptcy of that issuer.

In a liquidation or bankruptcy proceeding of an issuer's subsidiary, the trust will receive payments, if any, only after all of that subsidiary's obligations, whether secured or unsecured, and preferred equity have been paid.  This is especially significant in the case of issuers of underlying securities that are holding companies or that have significant assets or operations at the subsidiary level.  Therefore, the issuer’s ability to make full periodic payments on its underlying securities depends upon receiving sufficient cash dividends or borrowings from these subsidiaries.  With respect to underlying securities that are issued by a U.S. bank, utility or insurance holding company, a substantial portion of its operations are conducted by its regulated subsidiaries, and cash dividends on borrowings from those subsidiaries are subject to regulatory approval and may not be permitted or sufficient to enable the related issuer to make periodic payments on its underlying securities.

You should evaluate information about each issuer of the underlying securities, including the accompanying prospectus, the prospectus supplement or other offering documents and the information incorporated by reference in those documents.

In deciding whether to invest in or to sell trust certificates, you should evaluate information about each issuer of the underlying securities as if you were investing directly in that issuer and its securities.  You should not construe the trust’s issuance of the trust certificates as the depositor’s or the trustee’s endorsement of the financial condition or business prospects of the underlying securities issuer.  The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell trust certificates.  If an issuer of concentrated underlying securities (an underlying security that comprises 10% or more of the assets of the trust) constitutes a “significant obligor” as defined in Regulation AB under the Securities Act with respect to a particular series or class of trust certificates and that issuer ceases to file periodic reports under the Exchange Act (or in the case of banks and government-sponsored entities, if the issuer fails to make publicly available its financial statements prepared in accordance with accounting principles generally accepted in the United States), a removal event may occur, and the trust agreement may provide that the trust sell or distribute the underlying securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise.  This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying securities.

A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying securities to you, which could result in a loss on your investment.

The underlying securities held by a trust generally will be distributed to certificateholders of that trust if a removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates occurs.  We describe these events below under the heading “Description of the Trust Certificates—Removal of underlying securities.”

If a removal event occurs, the trustee will notify you of the removal event, will remove the underlying securities that are the subject of the removal event from the trust assets and will distribute your portion of those securities to you, less your portion of the trust expenses.

If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, the trustee will notify you of the event, will remove the underlying securities from the trust assets and will distribute your portion of those securities to you, less your portion of the trust expenses.

A removal event also will occur with respect to all the assets of the trust if, at any time, the aggregate principal amount of the assets that remain in the trust is less than 30% of the original aggregate principal amount of the assets.  Following a removal event of this kind, a trust wind-up event will occur and we will dissolve the trust.

Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of those underlying securities, the trustee will deliver (1) underlying securities in integral multiples of the authorized minimum denominations to you and each other holder of trust certificates and (2) underlying securities attributable to the fractional amount of underlying securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell your share of those underlying securities attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you and each other holder of trust certificates.

The value of the underlying securities distributed to you, or the sale proceeds received by you, as applicable, may be less than the corresponding reduction in your aggregate principal balance, or, if applicable, notional amount, especially in light of the circumstances causing that distribution, which may result in a loss on your investment in the trust certificates.  See also “Description of the Trust Certificates—Sale procedures.”  Most underlying securities will not be listed on a national securities exchange, and the liquidity of the underlying securities distributed to you also may be limited.  See “An investment in the trust certificates will subject you to the risks of an investment in debt obligations due to fluctuating interest rates” above.  In addition, any sale of underlying securities following a removal event, tax wind-up event, or investment company wind-up event would affect you adversely if prevailing interest rates have declined and reinvestment of the sale proceeds in a comparable security at or above the interest rate borne by those underlying securities is not possible.

In addition, as underlying securities mature or are redeemed, or removal events occur, the pool of underlying securities held by a particular trust will become less diversified.  This could increase your risk of loss resulting from the decline in one or more of the economic factors affecting any of the remaining underlying securities.

A sale of your share of underlying securities following a removal event, tax wind-up event or investment company wind-up event may have tax consequences.

If you or the administrative agent acting on your behalf sells your share of any underlying securities that are removed from the assets of the particular trust following the occurrence of a removal event, tax wind-up event or investment company wind-up event, a taxable event for U.S. federal income tax purposes will result and you will be required to recognize any gain or loss on that sale.  See “U.S. Income Tax Consequences” in this prospectus for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the trust certificates.

Your investment may be subject to risks associated with the trust’s use of derivative instruments.

The assets deposited in the trust may include cash-settled derivative instruments.  Derivative instruments that may be included in the trust are listed under the heading “Description of Underlying Securities And Other Assets Deposited In The Trust—General—Description of Certain Derivative Instruments” in this prospectus.  The accompanying prospectus supplement will describe the fluctuations in interest and currency rates that may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

In addition, derivatives may cover only some risks.  The financial condition of the counterparties to the derivatives or, in some instances, the related guarantor, may affect the continuation of payments on derivatives.  We cannot assure you that counterparties to the derivatives will be able to perform their obligations.  Failure by a counterparty or the related guarantor to make required payments may result in the delay or failure to make payments on the related securities and risks.  The accompanying prospectus supplement will identify the material terms and risks of any relevant derivatives.  The accompanying prospectus supplement also will identify the material terms, the material risks and the counterparty for any derivative instrument in a trust.

A ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.

Upon issuance, the trust certificates of each series, or class of that series, will be rated in one of the investment grade categories by one or more nationally recognized statistical rating organizations.  These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates.  They may rate a series or class of trust certificates on the basis of several factors, including:

•	the underlying securities;

•	any credit support available for the trust certificates; and

•
the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying securities and any other assets deposited in the trust and any credit support.

A rating of the trust certificates is not a recommendation to purchase, sell or hold a security because the ratings do not comment on the market price of those trust certificates or their suitability for a particular investor.  In addition, there can be no assurance that any rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying securities) so warrant.  A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of your trust certificates, which effect could be material.

The trusts will not manage actively the underlying securities to avoid adverse events.

The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying securities.  The remedies available to the trustee are predetermined and therefore an investor in the trust certificates has less discretion over the exercise of remedies than if that investor directly invested in the applicable underlying securities.  The trusts generally will not dispose of any underlying securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the issuer of the underlying securities.

Under some circumstances described in the accompanying prospectus supplement, the trustee will, or at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying securities and other assets deposited in the trust.  In some limited circumstances, such as a mandatory redemption of underlying securities or a third party’s exercise of a right to purchase underlying securities, which are described below under “Description of Trust Certificates,” the trustee may dispose of the underlying securities and other assets deposited in the trust before maturity.  The accompanying prospectus supplement will describe the particular circumstances, if any, under which the underlying securities and other deposited assets may be disposed of before maturity and additional risk factors relating to any such disposition.

For information that may affect adversely the value of the underlying securities (and, consequently, the value of your trust certificates), you are urged to review the prospectus related to those underlying securities, as well as the periodic reports filed by the related issuer with the SEC under the Exchange Act.

You will have limited voting rights.

The trust agreement governing the terms of your trust certificates may be amended or modified without your consent.  In particular, the trust agreement may be amended or modified in a way that materially and adversely affects your trust certificates if holders of a majority of the aggregate principal balance of trust certificates outstanding under the trust agreement consent to the amendment or modification.  See “Description of the Trust Agreement—Amendment.”  The holders of a majority of the aggregate principal balance of certificates outstanding under the trust agreement also may direct the trustee to take actions with respect to the underlying securities without your consent.  However, certificateholders may not vote to declare or waive an event of default with respect to any underlying securities.  See “Description of the Trust Agreement—Voting of underlying securities.”

You may incur additional currency, exchange rate and exchange control risks if the trust certificates are not denominated in U.S. dollars.

An investment in trust certificates that are denominated in a currency other than U.S. dollars may entail significant risks that are not associated with similar investments in U.S. dollar-denominated securities.  These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates’ currency and the possibility of the imposition or modification of foreign exchange controls with respect to the foreign currency that could restrict or prohibit distributions of principal, premium or interest in the specified currency.  These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

This prospectus does not describe all the risks of an investment in trust certificates denominated in currencies other than the U.S. dollar.  You should consult your own financial and legal advisors as to the risks entailed by an investment in trust certificates denominated in a currency other than U.S. dollars.  Such trust certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.  For more information, see “Currency Risks” in this prospectus.

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series (or each class of that series).  You will not receive individual, physical trust certificates.  Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificate holder under the applicable trust agreement.  Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions.  As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary’s system, or otherwise to act with respect to your trust certificates, may be limited.  For more details, see “Description of the Trust Certificates—Global Trust Certificates” in this prospectus and any further description contained in the accompanying prospectus supplement.

If the trust assets include underlying securities issued by foreign issuers, your investment may be affected by political, economic and other risks related to holding the obligations of a foreign issuer.

The underlying securities may include obligations of foreign issuers.  Consequently, it may be difficult for the applicable trust as a holder of the underlying securities to obtain or realize upon judgments in the United States against the obligor.  Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country.  Because the underlying securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks related to holding the obligations of a foreign issuer, which are not typically associated with an investment in securities of a domestic issuer.  Such risks include:

•	future political and economic developments,

•	moratorium on payment or rescheduling of external debts,

•	confiscatory taxation,

•	imposition of any withholding tax,

•	exchange rate fluctuations,

•	political or social instability or diplomatic developments, and

•	the imposition of additional governmental laws or restrictions.

In addition, the accompanying prospectus supplement for each series of trust certificates will set forth information regarding additional risk factors applicable to that series (and each class within that series).

THE DEPOSITOR AND SPONSOR

Incapital Trust Products LLC is the depositor.  We were formed as a limited liability company under the laws of Delaware, and are a wholly owned limited purpose subsidiary of Incapital Holdings LLC (“Incapital Holdings”).  We will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities (including the trust certificates), acquiring, owning, holding and transferring assets (including the underlying securities) in connection with creating trusts, arranging for credit support, registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the trust certificates and retained interests in trust assets and engaging in related activities and transactions.  We do not own any assets and do not expect to acquire any assets other than those to be transferred to the trusts.  We will not guarantee or otherwise be obligated under the trust certificates.

Our principal executive office is located at Incapital Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE  19808-6192 (Telephone: (302) 994-5370).

Our rights and duties under the trust agreement following the issuance of trust certificates will include: (i) removing the trustee and appointing a successor trustee in the event of the trustee’s resignation or removal, (ii) furnishing to the trustee the names and addresses of holders of trust certificates, (iii) filing periodic reports in relation to the trust under the Exchange Act for so long as such reporting obligations apply to the trust, (iv) furnishing to the trustee certain other reports, and (v) providing for the payment of the fees of the trustee to the extent not available in the certificate account and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement.

Our LLC Agreement sets out a number of provisions intended to prevent us from being consolidated with Incapital Holdings or its affiliates in the event of an insolvency proceeding with respect to Incapital Holdings.  These include requirements that we must maintain a separate office through which our business shall be conducted, that we must pay our liabilities with our own funds, that we must maintain separate corporate records, books and financial statements, and that we must not commingle our funds or other assets with those of our affiliates.  Our limited activities are also intended to prevent us from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to us.

FORMING THE TRUSTS

We will create a separate trust to issue each series of trust certificates.  Each trust will be a Delaware statutory trust formed on the issue date of the related trust certificates, and will be formed pursuant to a certificate of trust and a trust agreement among us, a trustee, a Delaware trustee and an administrative agent.  Each trust will only issue one series of certificates.  We will seek to qualify each trust agreement under the Trust Indenture Act of 1939.  On the initial issue date of the trust certificates, we will deposit with the particular trust the underlying securities of the related issuers specified in the accompanying prospectus supplement and any other assets to be deposited in the trust.  The trustee, on behalf of the trust, will accept the deposit of those underlying securities and any other assets and will deliver the related trust certificates in accordance with our instructions.  The trustee will establish a separate collection account to hold payments on those underlying securities and any other funds or other assets of the particular trust.  The trustee will administer the underlying securities and any other assets deposited in the trust in accordance with the trust agreement and will be entitled to a fee for its services.

The accompanying prospectus supplement will describe the property of each trust, which may consist of:

•
underlying securities, or interests in those underlying securities and any other assets, excluding any interest that we or any previous owner or any other person or entity has retained or acquired, as may be specified in the trust agreement;

•	assets that may be identified as deposited in the related trust certificate account, as described below;

•	rights under the agreement or agreements pursuant to which the trustee has acquired the underlying securities and other assets deposited in the trust;

•
those elements of credit support of the type specified in the accompanying prospectus supplement, if any, for any series or class within that series; for further details, see the accompanying prospectus supplement and “Description of Underlying Securities and Other Assets Deposited in the Trust—Credit Support” in this prospectus; and

•	any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

The trustee will make payments or distributions on the related trust certificates only out of available assets in the particular trust.  If any issuer fails to make any required payment on its underlying securities held as assets of the particular trust for any period, no other entity will have any obligation to make these payments or distributions.

Unless the context otherwise requires, the terms “trust certificates” or “certificates” in this prospectus means the trust certificates of the particular trust only.  Holders of trust certificates of one trust, which are referred to as “certificateholders” in this prospectus, will not have any rights with respect to the trust certificates of any other trust or the underlying securities held as assets of any other trust.

USE OF PROCEEDS

The proceeds from the sale of each series or class of the trust certificates, net of any discounts, commissions or other compensation payable to selling agents, will be used to purchase the underlying securities of the issuers referred to in the accompanying prospectus supplement and to arrange for any credit support, including if specified in the accompanying prospectus supplement, deposits into any reserve account or the applicable trust certificate account for the benefit of the certificateholders of that series or class.

Any remaining net proceeds will be used:

•	for purposes related to the deposit of underlying securities and other assets in the trust;

•
for the preparation, distribution and filing of periodic reports and other information, including, but not limited to, our fees and expenses incurred in connection with the ongoing activities of the trusts; and

•	for general corporate purposes.

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying securities and the terms, if any, upon which they may be subject to early redemption or repayment.  The exercise of any provisions for the redemption or repayment of underlying securities before their stated maturity will reduce the weighted average life of the underlying securities and the related series of trust certificates or class of certificates within that series.

Some terms of the underlying securities, and any other assets deposited in the trust, may affect the effective yield of the trust certificates of any series and any class of certificates within that series.  In addition, the manner and priorities of allocations of collections with respect to those underlying securities and other assets between classes of a particular series can also affect the effective yield of the trust certificates of any series and any class of certificates in that series.  With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying securities issuer exercises any redemption right in respect of its securities.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we would expect the likelihood of redemption to increase.

Each of the underlying securities may be subject to acceleration upon the occurrence of some events of default under the terms of the underlying securities.  Any early repayment of the underlying securities as a result of an acceleration will affect the maturity and yield on the trust certificates.  For further information, see “Description of the Trust Certificates—Redemption” in this prospectus.  If an underlying securities issuer becomes subject to a bankruptcy proceeding, that proceeding may materially and adversely affect the timing and amount of payments of interest, principal and premium, if any, on the trust certificates.  Several factors, including an underlying securities issuer’s operating and financial condition and leverage, and economic, geographic, legal and social factors, may affect the underlying securities issuer’s ability to satisfy its obligations under the underlying securities.  In addition, if the underlying securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the trust certificates may be materially and adversely affected.  A variety of factors could influence a foreign government’s willingness or ability to satisfy its obligations under the underlying securities.  We cannot predict the probability of a moratorium or other action affecting any underlying security.

The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying securities will depend upon:

•	the degree to which the trust certificates are purchased at a discount or premium; and

•	the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying securities and any other assets deposited in the trust.

If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates.  In the case of any series of trust certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments, if any, applicable to those certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate.  These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

The prospectus supplement for each series of trust certificates will set forth the specific information regarding yield and maturity considerations applicable to that series and each class within that series and the related underlying securities and any other assets deposited in the trust.

DESCRIPTION OF THE UNDERLYING SECURITIES AND OTHER ASSETS DEPOSITED IN THE TRUST

General

The accompanying prospectus supplement for the series of trust certificates being offered will set forth limited information with respect to the underlying securities of the issuers. [The selling agent also will deliver the prospectuses and other offering documents of the underlying securities for underlying securities which we purchased in their initial offering for deposit into a trust].

Each trust will be able to make distributions on its trust certificates solely from payments received from the issuers of its underlying securities.  Consequently, your ability to receive distributions with respect to your trust certificates will depend entirely on the trust's receipt of payments on the underlying securities held as assets of that trust.  You should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying securities held as assets of the particular trust, and their respective abilities to make payments with respect to their underlying securities.

Each series of trust certificates, or, if more than one class exists, each class within that series, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on an underlying security or pool of underlying securities. The underlying securities will consist of any of the following securities, issued under the laws of either the United States, any U.S. state or any foreign jurisdiction:

•	senior or subordinated debt securities which may include statutory or common law trusts, all of which file periodic reports under the Exchange Act;

•
senior or subordinated debt securities of banks and government-sponsored entities, who make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States;

•
securities issued or guaranteed by the U.S. government, a foreign government or any agency or instrumentality thereof for the payment of which the full faith and credit of the U.S. government or foreign government is pledged;

•
structured products or market-linked notes issued by eligible issuers.  Structured products or market linked investments are debt securities with cash flow characteristics that depend on the performance of one or more reference assets.  Structured products include equity-linked, index-linked, interest rate-linked, commodity-linked, and currency-linked instruments;

•	depositary receipts for debt securities issued by eligible issuers;

•	cash settled exchange-traded or OTC options;

•	payments due on those securities; and/or

•	other assets described in this prospectus and in the accompanying prospectus supplement.

Although the underlying securities will be issued under the laws of either the United States, any U.S. state or a foreign government, none of the United States, the foreign government or any U.S. or foreign government-sponsored entity provides any guarantee of the trust certificates issued in connection with this prospectus or an accompanying prospectus supplement.

The assets of the trust may include depositary receipts for debt securities of foreign eligible issuers that the trust could otherwise hold directly.  Depositary receipts are generally subject to the same risks as the debt securities that they evidence or into which they may be converted.

Securities are considered for selection and deposit with a trust if they meet the criteria for pool assets that allows trust certificates in respect of these securities to be sold pursuant to our registration statement on Form S-3 by assessing the market demand for trust certificates backed by these securities.

The assets deposited in a trust may also include:

•	cash and cash equivalents,

•	guarantees,

•	letters of credit,

•	financial insurance,

•	interest rate and currency swaps, and

•	caps, floors, collars and cash settled exchange traded or OTC options.

For further information on these instruments see “Risk Factors—Your interests may be subject to risks associated with the trust’s use of derivative instruments.”

A review will be conducted of the assets in the pool as required under Rule 193 of the Securities Act. The review will cover all the types of assets in the pool.  In addition, the applicable prospectus supplement will provide disclosure regarding the nature of the review performed with regard to assets in the pool and the findings and conclusions of such review as required under Item 1111(a)(7) of Regulation AB.  In addition, the applicable prospectus supplement will also provide disclosure if any assets in the pool deviate from the disclosed underwriting criteria as required under Item 1111(a)(8) of Regulation AB.  From time to time, significant events affecting underlying securities, including but not limited to events of default, redemptions, exchange offers or prepayments, may occur.  The occurrence of any of these events with respect to a specific issuer could have an adverse impact on the securities of other issuers, particularly if both issuers operate in the same industry or region.  If this were to occur, this may adversely affect the underlying securities of all or a portion of trust certificates issued by the trust, including your ability to hold your trust certificates to maturity.  We cannot assure you that these events will not occur with respect to the underlying securities for your trust certificates.

The accompanying prospectus supplement will describe the “deposited assets,” a term that refers to the underlying securities and, as applicable, any other assets described in this prospectus.  Underlying securities will have been issued pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements of the Securities Act.  If the underlying securities represent obligations issued by one or more underlying securities issuers, the underlying securities will satisfy the eligibility criteria described in the section below under “Eligibility.”  No underlying securities issuer will participate in the offering of the trust certificates, nor will an underlying securities issuer receive any of the proceeds from the sale of underlying securities or from the issuance of the trust certificates.

Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets.  The accompanying prospectus supplement may, however, specify that assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within the series.  In that event, the other classes of the series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

This prospectus relates only to the trust certificates offered through it and does not relate to the underlying securities.  The following description of the underlying securities and the underlying securities issuer is intended only to summarize material characteristics of the underlying securities that we are permitted to deposit in a trust.  It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying securities or of any underlying securities indenture.

The accompanying prospectus supplement will describe the material terms of the deposited assets, including the material terms of any derivative instruments that are included in the deposited assets.

Description of Certain Derivative Instruments

The assets deposited in a trust may include cash-settled derivative instruments that credit enhance, hedge or otherwise provide support to the underlying securities to assure the servicing or timely distribution of payments to holders of the certificates.

Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates; or currency rates; and a notional principal amount.  The notional principal amount is the reference amount with respect to which obligations are determined, although no actual exchange of principal occurs except in the case of currency swaps.  An example of a swap is an exchange of floating rate payments for fixed rate payments on a periodic basis.  Interim payments are generally netted, with the difference being paid by one party to the other.

The purchase of a cap entitles the purchaser, to the extent that a specified rate exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate and a notional principal amount from the party selling the cap.

The purchase of a floor entitles the purchaser, to the extent that a specified rate declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate and a notional principal amount from the party selling that floor.

Options work similarly to caps and floors, and exist on various underlying securities, such as bonds. Options can also be structured as securities, such as warrants.

Eligibility

The underlying securities issuers will be one or more corporations, general or limited partnerships, trusts, the U.S. government or any agency or instrumentality thereof or a foreign government specified in the accompanying prospectus supplement or any agency or instrumentality thereof.  Except for underlying securities issued by the U.S. government or a foreign government, the underlying securities issuer will be organized under the laws of either the United States, any U.S. state or any foreign jurisdiction.  The accompanying prospectus supplement will provide only limited information about each underlying securities issuer, such as its name, place of incorporation and the address of its principal offices, unless a trust includes underlying securities, other than government securities, the issuer of which constitutes a “Significant Obligor” as defined in Regulation AB.

With respect to these “concentrated underlying securities,” other than concentrated underlying securities that are government guaranteed or government obligations, the accompanying prospectus supplement will include audited financial statements of the issuer of the concentrated underlying securities unless we believe that one of the following criteria is met:

(1) The underlying securities issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for an offering of nonconvertible securities where the issuer satisfies any one of the four criteria as set forth in General Instruction 1.B.2 on Form S-3;

(2) Guaranteed by Parent: the concentrated underlying securities are guaranteed by a parent company of the issuer of the concentrated underlying securities and either:

(a) each of the parent company and the issuer meets the criteria in (1), above; or

(b) (i) the parent company meets the criteria in (1), above, (ii) the issuer of the concentrated underlying securities meets the requirements of general instruction I.C.3 of Form S-3 or general instruction I.A.5(iii) of Form F-3, and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

(3) Guaranteed by Subsidiary: (i) the issuer meets the criteria in (1), above, (ii) the concentrated underlying securities are guaranteed by a wholly owned subsidiary of the issuer of the concentrated underlying securities and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied; in which case the accompanying prospectus supplement will refer only to the periodic reports filed by the underlying securities issuer, or underlying securities guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificate holder of the trust containing the underlying securities. For further information, see “Risk Factors—If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired.”

Each issuer of underlying securities initially will be an “eligible issuer.”  “Eligible issuer” means an issuer of underlying securities held as assets of the particular trust, as of the initial issue date of the related trust certificates, that has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either:

•	subject to the periodic informational reporting requirements of the Exchange Act, and satisfies either of the following conditions:

•	the current public float condition of $75 million or more of General Instruction I.B.1 on Form S-3; or

•	meets any one of the four criteria as set forth in General Instruction 1.B.2 on Form S-3 for offerings of non-convertible securities; or

•
a subsidiary that is not a reporting company and is eligible to use Form S-3 in reliance solely upon the majority-owned subsidiary exception under General Instruction I.C.3 of Form S-3; and the guarantor of the registered securities files financial statements that meet the requirements of Regulation S-X pursuant to Rule 3-10 under that regulation.

An “eligible issuer” will also mean an issuer that has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act on Form F-3 and meets those requirements of Form F-3 that are comparable to the requirements of Form S-3 referenced above.

In addition, “eligible issuer” includes the U.S. government or any agency or instrumentality thereof or one or more banks and government-sponsored entities.  The entities identified in the preceding sentence generally are exempt from registration under the Securities Act and the Exchange Act, but make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States.  “Eligible issuer” also includes a foreign government specified in the accompanying prospectus supplement or any agency or instrumentality thereof.

The assets of each trust will not include securities of any eligible issuer that are restricted securities.  The assets of each trust may or may not be diversified.  The prospectus supplement relating to a trust will identify the trust assets and will discuss any risks related to concentration or the lack of diversification.  The depositor may purchase underlying securities in the secondary market (either directly or through an affiliate of the depositor) for deposit into the trust.  The depositor also may purchase underlying securities in a primary offering in which neither the depositor nor an affiliate of the depositor is a distribution participant.  If any underlying securities are purchased in a primary offering, the prospectus supplement will contain additional disclosure identifying those securities and identifying any underlying issuer as a co-registrant (if applicable).  In any event, the depositor will not enter into any agreement or arrangement with an underlying issuer to issue securities for the purpose of depositing such securities into a trust.  To the extent that the depositor purchases securities for deposit in a trust in a primary offering, the depositor will deliver the prospectus relating to the underlying securities to holders of the trust certificates.  In the prospectus supplement, the depositor will disclose any concentration issues.  The depositor may seek to diversify the assets of each trust so that initially less than 10% of the assets of a trust will be comprised of underlying securities of a single issuer.  Even if the depositor initially seeks to diversify the trust assets, due to the redemption or removal, or maturity, of underlying securities over time the concentration of assets of a trust may change following the issue date of the trust certificates and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying securities of a single issuer.

Neither we, the trustee, the administrative agent, the selling agent nor any of our or their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying securities issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying securities, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase the trust certificates.  The above will not apply to any information concerning the underlying securities and any underlying securities issuer that is expressly stated in this prospectus or an accompanying prospectus supplement.  The above will not apply, for example, to identifying information or to information of the type described in an accompanying prospectus supplement under “Description of the Underlying Securities.” Each prospectus supplement in relation to a series of certificates will set forth the material terms of the underlying securities.

Ranking

Each of the underlying securities held as assets by a particular trust generally will be senior unsecured obligations of the related issuers.  Underlying securities that are:

•	senior unsecured obligations of the related issuers, if specified in the accompanying prospectus supplement, will rank equally with all other senior unsecured indebtedness of the particular issuer;

•	subordinated obligations of the related issuers, if specified in the accompanying prospectus supplement, will rank junior to the senior indebtedness of the particular issuer; and

•	unsecured obligations of the related issuers will effectively rank junior to the secured obligations of the particular issuer (to the extent of the collateral securing those obligations).

All underlying securities will effectively rank junior to all obligations and preferred equity of the particular issuer's subsidiaries.  Payments on underlying securities that are subordinated obligations of the related issuers generally may not be made if a default exists in respect of the senior indebtedness of the particular issuer or, upon acceleration of the underlying securities, any senior indebtedness has not been repaid in full.  Furthermore, underlying securities that are subordinated obligations of the related issuers generally provide only limited acceleration rights. See “Risk Factor—Each of the underlying securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.”

Secured Obligations.  Some of the underlying securities with respect to any trust may be “secured underlying securities,” which means that they represent secured obligations of the underlying securities issuer. Generally, unless an event of default occurred and is continuing, or with respect to some types of collateral or as otherwise set forth in the related indenture, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The secured indebtedness issued pursuant to the indenture:

•
may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders; and

•	will also provide for the disposition of the collateral upon the occurrence of certain events of default.

In the event of a default of any secured obligation, security holders may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

The underlying securities indenture with respect to secured underlying securities may include some, all or none of or variations on those provisions. The prospectus supplement relating to any series of trust certificates that includes underlying securities that are secured will describe the material security provisions of those underlying securities and the related collateral. With respect to any trust comprised of a pool of securities with a substantial portion being comprised of secured underlying securities, the accompanying prospectus supplement will disclose some material information with respect to those security provisions and the collateral.

Covenants and remedies

Except for government securities or bank securities, each underlying security will have been issued pursuant to an underlying securities indenture between the underlying securities issuer and a trustee.  The underlying securities indenture and the underlying securities trustee will be qualified under, or will be exempt from, the Trust Indenture Act of 1939 and the underlying securities indenture will contain provisions required by the Trust Indenture Act. Government securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) and from the Trust Indenture Act under Section 304(a)(4).

Investment grade debt securities, including those that may be underlying securities, generally do not contain significant restrictive covenants on their issuers.  As a result, holders of the underlying securities and, consequently, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying securities and, consequently, your interests.

Depending on the terms of the underlying securities issued by the related issuer, one or more of the following events will constitute events of default for underlying securities that are senior obligations of the related issuers:

•	failure to pay principal, or premium, if any, on those underlying securities when due;

•	failure to pay any installment of interest on those underlying securities when due, continued beyond any applicable grace period;

•	failure to make any sinking fund payment when due;

•	failure to perform any covenant applicable to those underlying securities, continued for a specified number of days after written notice; and

•	specified events of bankruptcy, insolvency or reorganization.

The first four bullet points generally will not be applicable to underlying securities that are subordinated obligations of the related issuers, if any.  The prospectuses or other offering documents describing the underlying securities will specify the actual events of default that are applicable to the underlying securities.

Upon the occurrence of an event of default relating to the underlying securities of the related issuer, the trustee or the fiscal agent, if any, for those underlying securities will be required to provide written notice of this occurrence to their holders.  In addition, the trustee of the underlying securities or a specified percentage of the holders of the outstanding securities generally will have the right to declare the principal of those securities to be immediately due and payable, subject to the issuer's right to cure the default.  For additional information regarding the limitations on acceleration rights, see “Risk Factors—Each of the underlying securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.”  However, under no circumstances may the trustee for the certificateholders or the certificateholders themselves declare an event of default with respect to any underlying securities held as assets of the particular trust, i.e., underlying securities that have not been removed from the assets of the particular trust under the circumstances we describe above or in the accompanying prospectus supplement.  Indentures also frequently provide that, upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of not less than a specified percentage of the holders of the outstanding debt securities the trustee must, take whatever action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities.  Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders.  An indenture also is likely to limit a debt security holder's right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless specified conditions are satisfied.

The indentures with respect to the underlying securities may include some, all or none of the foregoing provisions or variations of these provisions.  The prospectuses describing the underlying securities will summarize these provisions.

Additional information for the underlying securities to be provided in the accompanying prospectus supplement

The accompanying prospectus supplement for the trust certificates being offered will specify the following information for the underlying securities of each issuer to be held as assets of the particular trust:

•	the title and series of the underlying securities;

•	the name of the issuer, and whether or not the issuer is a corporation or a statutory or common law trust and the issuer’s reporting number under the Exchange Act;

•
any CUSIP, ISIN or Common Code identification numbers; the principal amount of the underlying securities to be held as assets of the trust and the percentage of the aggregate principal amount of all underlying securities represented by each underlying issuer’s securities;

•	the form (including the depositary for any global underlying securities) and minimum denominations of the underlying securities;

•	the rank of its underlying securities;

•	whether any of the obligations are secured and the nature of any collateral;

•
the interest rate, or method of calculation of the interest rate, on its underlying securities, the interest day count convention, the date from which interest will accrue and the interest payment dates;

•	the stated maturity date of its underlying securities;

•	any redemption provisions applicable to the underlying securities (whether mandatory or optional), including the price, timing and any requirement for a sinking fund;

•	with respect to underlying trust notes, the terms of any funding agreement, including any redemption provisions;

•	whether the underlying securities are listed on a national securities exchange;

•	whether its underlying securities were sold in an underwritten or agented transaction;

•
if other than U.S. dollars, the currency in which the securities are denominated, or in which the payment of the principal of and premium, if any, or any interest on the underlying securities will be made, and the circumstances, if any, when the currency of payment may be changed;

•	whether its underlying securities are subject to a survivor’s option;

•
information on the overall composition of all underlying securities to be held as assets of the trust as of the initial issue date of the trust certificates, including number of issuers, aggregate principal amount, largest principal amount, average principal amount, weighted average maturity, weighted average interest rate and whether each underlying security is senior debt, secured debt or subordinated debt, and the respective percentages of each; and

•	any other material terms of the underlying securities (including, if applicable, whether such underlying securities are government guaranteed).

If an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, we will continue to be subject to the reporting requirements of the Exchange Act but some information with respect to the concentrated underlying securities issuer may be unavailable.  Also, if an issuer ceases to file those reports, the actions described under “Description of the Trust Certificates—Removal of the underlying securities” will be carried out by the trustee and us.

Credit Support

As specified in the accompanying prospectus supplement for a given series of trust certificates, the trust for any series of trust certificates may include, or the certificateholders of such series or any class or group of classes within such series may have the benefit of, credit support for any class or group of classes within such series. Credit support directly benefits the relevant trust and, consequently, benefits certificateholders.

Credit support may be provided by any combination of the following means: the subordination of one or more series of, or classes with a series of, certificates, cash collateral in the form of one or more reserve or other bank accounts, the use of a cross-collateralization feature, surety bond, letter of credit and similar standby financing facilities, overcollateralization, interest rate swap agreements, currency rate swap agreements, or interest rate cap or floor agreement, committed credit facilities (including syndicated loan agreements), third party guarantees and insurance policies, and limited guarantees and swap guarantees (i.e. a swap agreement which is deposited in the trust, and, pursuant to the terms of such swap agreement, payments thereon are guaranteed by an affiliate of the swap counterparty). The accompanying prospectus supplement will set forth:

•
whether the trust for any class or classes of trust certificates contains, or the certificateholders of such trust certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to the class or classes;

•
information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes; and

•
information with respect to a credit enhancement provider for any credit enhancement provider which might be liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the class or classes.

Subordination.  As discussed below under “—Collections,” the rights of the certificateholders of any given class within a series of trust certificates to receive collections from the trust for the series and any credit support obtained for the benefit of the certificateholders of the series or classes within the series may be subordinated to the rights of the certificateholders of one or more other classes of the series to the extent described in the accompanying prospectus supplement.  The subordination accordingly provides some additional credit support to those certificateholders of those other classes.  For example, if losses are realized during a given period on the deposited assets relating to a series of trust certificates such that the collections received on the deposited assets are insufficient to make all distributions on the trust certificates of the series, those realized losses would be allocated to the certificateholders of any class of the series that is subordinated to another class, to the extent and in the manner provided in the accompanying prospectus supplement.  In addition, if applicable, the prospectus supplement may provide that some amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account.  For more information regarding the reserve accounts, see “—Reserve Accounts” below.

If the accompanying prospectus supplement so provides, the credit support for any series or class of trust certificates may also include the other forms of credit support that are described below. Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to those certificateholders. In addition, if the accompanying prospectus supplement so provides, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the classes of the trust certificates of such series. Further, payments to be made in respect of any forms of credit support arranged for or on behalf of the certificateholders may be required to be paid before any distributions that must be made to certificateholders.

Letter of Credit; Surety Bond.  The certificateholders of any series or class or group of classes of trust certificates within that series may, if specified in the accompanying prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee, or its affiliate or designee, or any other person specified in the accompanying prospectus supplement will use its reasonable efforts to:

•	cause the letter of credit or the surety bond to be obtained and to be kept in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims; and

•	timely pay the fees or premiums on the letter of credit or surety bond, unless, as described in the accompanying prospectus supplement, the payment of fees or premiums is otherwise provided for.

The trustee, its affiliate or designee, or the other person specified in the accompanying prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the accompanying prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws. The accompanying prospectus supplement will provide the manner, priority and source of funds by which any draws are to be repaid.

If the bank issuing the letter of credit or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the accompanying prospectus supplement, the trustee, its affiliate or designee, or the other person specified in the accompanying prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. We cannot assure you that any bank issuing the letter of credit or any surety, as applicable, will continue to satisfy the requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent similar credit support is not available, the credit support otherwise provided by the letter of credit or the surety bond or similar credit enhancement may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

Reserve Accounts.  If the accompanying prospectus supplement so provides, the trustee, its affiliate or designee, or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the accompanying prospectus supplement. Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, us or our or their affiliate or designee, or any other person as may be specified in the accompanying prospectus supplement.

Collections

The trust agreement will establish procedures by which the trustee, or its affiliate or designee, or any other person that may be specified in the accompanying prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets. Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a “certificate account,” which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series. If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

(A) the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee and some credit support-related ongoing fees, such as insurance premiums, letter of credit fees or any required account deposit; and

(B) the payment of amounts then due and owing on the trust certificates of the trust series and classes within the series, all in the manner and priorities described in the accompanying prospectus supplement.

The accompanying prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates. We cannot assure you that amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of trust certificates over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of the trust certificates. The accompanying prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated among the classes of any series of trust certificates, if applicable.

The accompanying prospectus supplement will identify the circumstances that may permanently or temporarily change over time the relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of trust certificates. Moreover, the prospectus supplement may specify that the allocation ratio in respect of each class of a given series for purposes of payments of some amounts, such as principal, may be different from the allocation ratio assigned to each class for payments of other amounts, such as interest or premium.

Available information

Each related issuer or guarantor of underlying securities that is a reporting company will be subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, will be required to file annual, interim and current reports and other information with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  You are urged to read all reports, statements and other information filed or otherwise made available by the related issuers. Reports, statements and other information filed with the SEC will be available:

•	over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC; and

•	at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549.

You also can request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

A prospective certificate holder should obtain and evaluate the same information concerning the relevant underlying securities issuer as it would obtain and evaluate if it were investing directly in the underlying securities or in the issuer of the underlying securities.

DESCRIPTION OF THE TRUST CERTIFICATES

General

The related trust will issue each series of trust certificates, or classes within that series, pursuant to the trust agreement for that series among us, the trustee and the administrative agent.  See “Description of the Trust Agreement.”  The provisions of the applicable trust agreement may vary depending upon the terms of the trust certificates being issued, the underlying securities and any other assets deposited in the trust, the credit support, if any, and the related trust.  The term “trust certificate,” with respect to any series, refers to all of the trust certificates of that series, and each class within that series, whether or not offered in this prospectus and by the accompanying prospectus supplement, unless the context otherwise requires.

As to each series of trust certificates, only those classes rated in one of the investment grade rating categories by a nationally recognized statistical rating organization will be offered by this prospectus.  This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of those trust certificates.

There is no limit on the amount of trust certificates that may be issued under a trust agreement, and the trust agreement for a particular series of trust certificates will provide that trust certificates of that series may be issued in multiple classes.  The series of trust certificates, or classes within that series, issued by the particular trust will represent all of the beneficial ownership interests in the assets of that trust, which will consist of (1) its underlying securities, (2) all payments or collections due with respect to its underlying securities, and (3) any other assets described in this prospectus and the accompanying prospectus supplement.  See “—Removal of underlying securities” and “Description of the Trust Agreement—Assignment of claims; distribution of underlying securities” for a discussion of the circumstances under which underlying securities may be removed from the assets of the particular trust and the accompanying prospectus supplement for a discussion of the circumstances under which underlying securities may be redeemed prior to their stated maturities.  The trustee will hold the assets of the particular trust for the benefit of certificateholders.

Each of the classes, if any, will be allocated relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, the trust, as identified and described in the accompanying prospectus supplement.  See “Description of the Underlying Securities and Other Assets Deposited in the Trust—Collections.”

The accompanying prospectus supplement for a series of trust certificates will specify the following information for the trust certificates that are not otherwise disclosed in this prospectus:

•	the title of the trust certificates;

•	the series of the trust certificates and, if applicable, number and designation of classes of that series;

•	the initial issue date of the trust certificates;

•	the price to public of the trust certificates;

•	the initial aggregate principal balance or, if applicable, notional amount, of each class of the series of trust certificates;

•
material information regarding the type, characteristics and specifications of the underlying securities, and credit support and any other assets that we deposit in the related trust, including, with respect to any underlying securities which at the time represent a significant portion of the assets in the trust and any related credit support;

•	information regarding the material terms of each underlying security;

•	the identity of the issuer;

•	where publicly available information regarding the issuer may be obtained;

•
if applicable, the relative rights and priorities of each class, including the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

•
a summary of the closing conditions for the trust certificates, including any provisions relating to the reduction of the aggregate principal balance or, if applicable, notional amount, of the trust certificates initially offered, and a summary of the closing conditions for the related underlying securities;

•	whether the trust certificates of that series are fixed rate certificates or floating rate certificates;

•	the applicable interest rate for the fixed rate certificates and the method for calculating the interest rate that is applicable to the series of floating rate certificates;

•	the date or dates on which interest will accrue;

•	the initial distribution date on the trust certificates and the regular distribution dates and record dates for the trust certificates;

•	the final scheduled distribution date of the trust certificates;

•	provisions for special distributions on the trust certificates and the dates for these distributions;

•	the related record dates, if any, for determining the amounts of those distributions;

•
whether any trust expenses and reserves are to be deducted from distributions otherwise payable to certificateholders, and, if so, the extent of these expenses and reserves for future trust expenses, and, if not, the party or parties responsible for the funding of these expenses and reserves;

•
the option, if any, of any specified third parties, which may include us, the selling agent or our or their respective affiliates, to purchase trust certificates held by a certificate holder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

•
the circumstances and conditions under which any of us, the selling agent or the trustee, or our or their respective affiliates and designees, or any other person identified in the accompanying prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations and would not affect the treatment of the trust as a “grantor trust” under the Internal Revenue Code;

•
whether the trust certificates of any class within a given series will be (a) entitled to principal distributions with disproportionate, nominal or no interest distributions, or (b) “strip certificates” that are entitled to interest distributions with disproportionate, nominal or no principal distributions, and the terms applicable to each;

•
the specified currency applicable to the trust certificates of the series or class for purposes of denominations of and distributions on that series or each class and any applicable circumstances and conditions when the specified currency may be changed, at the election of us or a certificate holder, and the currency or currencies in which any principal of, premium, if any, or any interest on the series or class are to be distributed pursuant to that election; whether the “survivor’s option” described on page 49 will be applicable;

•	the listing of the trust certificates on any U.S. national or international securities exchange;

•	the form (including identity of any depositary for global trust certificates) and denominations of the trust certificates;

•	the names of any and all selling agents for the sale of the trust certificates and the aggregate amount of their discounts or commissions;

•	any material U.S. federal income tax consequences or considerations under the Employee Retirement Income Security Act of 1974, as amended, relating to the trust certificates;

•	any risk factors not disclosed in this prospectus that should be reviewed by investors prior to making a decision to invest in the trust certificates;

•	the name of the administrative agent and the trustee; and

•	any other material terms of the series or class within that series of trust certificates.

Nature of the trust certificates

We will arrange for the issuance of the trust certificates by the particular trust and will sell the underlying securities to that trust in exchange for the proceeds of the issuance of the trust certificates.  The trust certificates are “pass-through” securities that represent undivided beneficial ownership interests in the assets of the particular trust.  All payments on the underlying securities purchased by the particular trust, after payment of any required trust expenses, will be “passed through” to certificateholders.

The trust certificates will entitle their holders to receive periodic distributions from payments by the related issuers on the underlying securities held by the particular trust, but only to the extent of these payments if, and when, made.  If any issuer fails to make any required payment on its underlying securities then held by the particular trust, then that trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.

Because the trust certificates will represent beneficial ownership interests in the assets of the particular trust, and will not be debt instruments that are obligations of, or guarantees by, us or any other entity, they technically will not have a principal amount that must be repaid or bear any interest.  However, because the distributions on the trust certificates will represent distributions of principal of, premium, if any, and any interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as “principal” and to distributions that represent the yield on an investment as “interest,” in accordance with customary market practice.

We may, and any selling agent or any of our or their affiliates may, purchase trust certificates at any time and at any price in the open market or otherwise.

Distributions

Each class of trust certificates of a given series, other than some classes of strip certificates, which are trust certificates with nominal, disproportionate or no interest distributions, may have different applicable distribution rates, which may be fixed or floating as described below.  In the case of strip certificates that entitle their holders to receive either nominal or no certificate principal balance, the distributions will be in an amount described in the accompanying prospectus supplement.  In this prospectus, “certificate principal balance” means amounts in respect of principal out of the future cash flows of the assets deposited in the trust.  In addition, in this prospectus, “notional amount” means the notional principal amount specified in the accompanying prospectus supplement on which interest on strip certificates with a nominal or no certificate principal balance will be made on each distribution date.  Reference to the notional amount of a class of strip certificates in this prospectus or in the accompanying prospectus supplement does not indicate that those certificates represent the right to receive any distribution in respect of principal in that amount, rather we use the term “notional amount” solely as a basis for calculating the amount of required distributions and determining some relative voting rights, all as specified in the accompanying prospectus supplement.  The applicable distribution rate will be described in the accompanying prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments in respect of any retained interest.  For a detailed description of “retained interest,” see “Description of the Trust Agreement—Retained Interest.”  The applicable distribution rate may be either a fixed rate or a floating rate.

Fixed Rate Certificates.  Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the accompanying prospectus supplement until the principal amount of that series is distributed or made available for repayment.

The accompanying prospectus supplement may specify that the fixed distribution rate can be reset on one or more specified dates to another fixed distribution rate specified in the accompanying prospectus supplement.  After a fixed distribution reset date, distributions will be paid on the outstanding principal balance of that series at the reset fixed distribution rate until that rate is subsequently reset or until the principal amount of that series is distributed or made available for repayment.

In the case of a series of fixed rate certificates with a nominal or no principal amount, that series will pay distributions until the notional amount of that series is reduced to zero, except that, if so specified in the accompanying prospectus supplement, the distribution rate for that series or any class or classes may be subject to periodic adjustment in response to designated changes in the rating assigned to the trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the accompanying prospectus supplement.  Interest on each series or class of fixed rate certificates will be distributable in arrears or in advance on each distribution date as specified in the accompanying prospectus supplement.  Each distribution of interest payments shall include interest accrued on the underlying securities through the day specified in the accompanying prospectus supplement.

With respect to a fixed rate trust certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the accompanying prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•
if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365;

•	if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying securities.

Floating Rate Certificates.  Each series of trust certificates with a variable distribution rate will be designated as a “Floating Rate Certificate” unless in the accompanying prospectus supplement it is designated as an “Inverse Floating Rate Certificate,” a “Floating Rate/Fixed Rate Certificate,” a “Fixed Rate/Floating Rate Certificate,” a “Floating Rate/Inverse Floating Rate Certificate,” an “Inverse Floating Rate/Floating Rate Certificate,” a “Fixed Rate/Inverse Floating Rate Certificate” or an “Inverse Floating Rate/Fixed Rate Certificate.”  All series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the accompanying prospectus supplement from its original issue date to but excluding the first distribution reset date for that series.  The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the accompanying prospectus supplement for the series.

Thereafter, the applicable distribution rate on the series for each distribution reset date will be:

(A)  for trust certificates designated as “Floating Rate Certificates,” determined by reference to an interest rate basis, or “base rate,” plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(B)  for trust certificates designated as “Inverse Floating Rate Certificates,” equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to the applicable base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(C)  for trust certificates designated as “Floating Rate/Fixed Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the accompanying prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate,

(D)  for trust certificates designated as “Fixed Rate/Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(E)  for trust certificates designated as “Floating Rate/Inverse Floating Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(F)  for trust certificates designated as “Inverse Floating Rate/Floating Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(G)  for trust certificates designated as “Fixed Rate/Inverse Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, or

(H)  for trust certificates designated as “Inverse Floating Rate/Fixed Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the accompanying prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate, provided, however, that if any of the above calculations would result in the applicable distribution rate being less than zero then the applicable distribution rate will be deemed to be equal to zero.

The “base rate” for any series of trust certificates will be designated in the accompanying prospectus supplement, as described in greater detail below.  The “spread” is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the accompanying prospectus supplement as being applicable to that series.  The “spread multiplier” is the percentage that may be specified in the accompanying prospectus supplement as being applicable to that series.  The accompanying prospectus supplement may specify, however, that:

(A)  the base rate for a floating rate certificate may be determined by reference to two or more of the base rates described below, and

(B)  the spread or spread multiplier on a series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the accompanying prospectus supplement.

The accompanying prospectus supplement will designate one or more of the following base rates as applicable to the determination of the applicable distribution rate in a floating rate certificate:

•	the CD Rate for a “CD Rate Certificate”;

•	the Federal Funds Rate for a “Federal Funds Certificate”;

•	LIBOR Rate for a “LIBOR Certificate”;

•	the prime loan rates or base lending rates of major U.S. banks for a “Prime Rate Certificate”;

•	the Treasury Rate for a “Treasury Rate Certificate”;

•	the Commercial Paper Rate for a “Commercial Paper Rate Certificate”;

•	the constant maturities swap rate for a “CMS Rate Certificate”; or

•
another base rate based on a permitted index customarily used to measure interest in debt transactions (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset), as set forth in the accompanying prospectus supplement and shall in no event be based on a commodity or equity index.

Distributions will be payable only from cash that the trustee receives from the underlying securities that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

As specified in the accompanying prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

(C)  a “maximum certificate rate,” which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the accompanying prospectus supplement; and

(D)  a “minimum certificate rate,” which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the accompanying prospectus supplement.

In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis.  In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law.  Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

We will appoint, and enter into agreements with, calculation agents (each, a “calculation agent”) who will calculate floating distribution rates on each series of floating rate certificates.  The accompanying prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates.  All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

The applicable floating distribution rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Accrual Period”).  The first day of each Interest Accrual Period is called a “Interest Reset Date” and, with respect to each series, will be specified in the accompanying prospectus supplement; provided that the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of certificates will be either (i) the distribution rate applicable to each of those 10 days immediately before the final scheduled distribution date for a particular series of certificates or (ii) that in effect on the tenth day preceding that final scheduled distribution date, as specified in the accompanying prospectus supplement.  If an Interest Reset Date for any series of floating rate certificates would otherwise be a day that is not a business day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that business day would fall in the next calendar month, the distribution reset date will be the immediately preceding business day.

Distributions payable in respect of floating rate certificates will be either (i) the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date, or (ii) the accrued distributions from but excluding the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to and including the immediately following distribution date, or (iii) on a schedule that is substantially similar to the schedule on the underlying securities, as specified in the accompanying prospectus supplement.

With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the accompanying prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•
if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365; • if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying securities.

For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

All percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the Interest Accrual Periods as and to the extent set forth in the accompanying prospectus supplement.

Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next Interest Reset date with respect to the floating rate certificate.

In the descriptions below:

•	The “Index Maturity” for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

•	“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System.

•
Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or any successor publication, published by the Federal Reserve Bank of New York.

CD Rate Certificates.  CD Rate Certificates will pay distributions at rates specified in the accompanying prospectus supplement and will be calculated with reference to the CD Rate and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “CD Rate” for each Interest Accrual Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “CD Rate Determination Date”) and will be the rate for negotiable certificates of deposit having the Index Maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Accrual Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the accompanying prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.”  If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Accrual Period will be calculated by the calculation agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Accrual Period will be the same as the CD Rate for the immediately preceding Interest Accrual Period.

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day and (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CD Rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the FDIC.

Commercial Paper Rate Certificates.  Commercial Paper Rate Certificates will pay distributions at the rates that the accompanying prospectus supplement specifies, calculated with reference to the Commercial Paper Rate, as described below and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “Commercial Paper Rate” for each Interest Accrual Period will be determined by the calculation agent for such Commercial Paper Rate Certificate as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the accompanying prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Accrual Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Accrual Period.

The term “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	×	100

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable period for which interest is being calculated.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Federal Funds Rate Certificates.  Federal Funds Rate certificates will bear interest at the interest rates that the accompanying prospectus supplement specifies, calculated with reference to the Federal Funds Rate, as described below, and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “Federal Funds Rate” for each Interest Accrual Period shall be the effective rate on the Interest Reset Date for such Interest Accrual Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Accrual Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate). Unless otherwise specified in the accompanying prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for such certificate on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

LIBOR Certificates.  LIBOR Certificates will pay distributions at the rates that the accompanying prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the accompanying prospectus supplement, “LIBOR” for each Interest Accrual Period will be determined by the calculation agent for any LIBOR Certificate as follows:

(i)  On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a “LIBOR Determination Date”), the calculation agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the accompanying prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

“Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the calculation agent for such LIBOR Certificate.

(ii)  If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the calculation agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such calculation agent to provide such calculation agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the calculation agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such calculation agent are quoting rates as specified in this sentence, “LIBOR” for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the accompanying prospectus supplement will set forth the method for determining such rate.

Prime Rate Certificates.  Prime Rate Certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the “prime rate” means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading “Bank Prime Loan.” If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the “Reuters Screen NYMF Page” as that bank’s prime rate or base lending rate as in effect for that record date. “Reuters Screen NYMF Page” means the display designated as page “NYMF” on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen NYMF page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the calculation agent after consultation with us. However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date. If the prime rate must be calculated then that calculation will be performed by the calculation agent.

Treasury Rate Certificates.  Treasury Rate Certificates will pay distributions at the rates, calculated with reference to the Treasury Rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

Unless otherwise specified in the accompanying prospectus supplement, the “Treasury Rate” for each Interest Accrual Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Accrual Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the accompanying prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Accrual Period shall be calculated by the calculation agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Accrual Period will be the same as the Treasury Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Accrual Period will be the day of the week in which the Interest Reset Date for such Interest Accrual Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Accrual Period commencing in the next succeeding week. Unless otherwise specified in the accompanying prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the business day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CMS Rate Certificates.  CMS Rate Certificates will pay distributions at the rates, calculated with reference to the CMS Rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

The “CMS Rate” for each Interest Accrual Period will be determined by the calculation agent for such CMS Rate Certificate as of the second U.S. Government Securities Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CMS Rate Determination Date”) by multiplying (i) the principal amount specified in the accompanying prospectus supplement, (ii) the rate displayed in the Reuters Screen Page TGM 42276 for such Interest Accrual Period and (iii) the actual number of days in the related Interest Accrual Period, divided by 360 (calculated on the basis of a 360-day year of twelve 30-day months).

The “Reuters Screen Page TGM 42276 Swap Rate” shall be the rate displayed on the Reuters Screen Page TGM 42276 by 11:00 a.m., New York City time, on the CMS Rate Calculation Date (which we describe below) pertaining to the CMS Rate Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 a.m., New York City time” under the column for the Index Maturity specified in the accompanying prospectus supplement for such CMS Rate Determination Date. If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the accompanying prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date. If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the accompanying prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to the Reuters Page LIBOR 01, as published by Reuters with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, none of the highest and one of the lowest quotations. If fewer than three swap dealers selected by the calculation agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if that CMS Rate Determination Date is the first CMS Rate Determination Date, the Initial Pass-Through Rate.

“CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding business day.

“Reuters Screen ISDAFIX1 Page” means the display on the Reuters Money 3000 Service (or any successor services) on the “ISDAFIX1” page (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

“U.S. Government Securities Business Day” means, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the accompanying prospectus supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

In the context of the trust certificates, unless otherwise specified in the accompanying prospectus supplement, the term “business day” means (1) any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York or Boston, Massachusetts; or (2) a business day, as the term is used in the indenture, or other governing document, for the underlying securities.   Interest payments from the related issuers will be subject to the business day conventions applicable to their underlying securities.

Distributions on the trust certificates on each regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying securities held as assets of the particular trust to make a required payment prior to the regular distribution date with respect to that payment will be made to the certificateholders as of the record date preceding the regular distribution date or special distribution date, as the case may be, by wire transfer sent to each of those certificateholders at its account of record.  Principal, premium, if any, and any interest and other distributions on the trust certificates on the final scheduled distribution date, on any special distribution date resulting from the redemption of underlying securities held as assets of the particular trust or upon the occurrence of an event requiring removal of underlying securities from the assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement will be made in immediately available funds against presentation and surrender of those trust certificates.  Notwithstanding the foregoing, distributions on trust certificates represented by a global trust certificate will be made to DTC or its nominee, as holder of the global certificate, as we describe below under “Description of the Trust Certificates—Global Trust Certificates.”

If the trustee receives a payment on any underlying securities held as assets of the particular trust after the regular distribution date with respect to that payment then the trustee will make a special distribution of that payment, less any applicable trust expenses, within two Business Days following receipt of that payment.  No additional amounts will accrue on any trust certificates or be owed to certificateholders as a result of the receipt of a payment on an underlying security after the date of the distribution with respect to that payment.  However, any additional interest owed and paid by the related issuer of those underlying securities to the trustee as a result of a delay will be distributed to the certificateholders as specified in the accompanying prospectus supplement.

Principal of the Trust Certificates

Each trust certificate, other than some classes of strip certificates, will have a certificate principal balance which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying securities deposited in the trust.  The accompanying prospectus supplement will describe the priority of distributions on each class of trust certificates in a particular series.  Upon any redemption or at maturity of underlying securities, the outstanding certificate principal balance of a trust certificate will be reduced to the extent the principal amount of those underlying securities are paid upon redemption or at maturity.  The outstanding certificate principal balance of a trust certificate will also be reduced if underlying securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or the accompanying prospectus supplement.  In addition, if applicable pursuant to the terms of the related series, the outstanding certificate balance of a trust certificate will be reduced by the amount of any realized losses, which are the net losses realized on any underlying securities or other assets deposited in the trust that are allocated to the trust certificates.  The accompanying prospectus supplement will specify the initial aggregate certificate balance of a series.

Optional Exchange

The accompanying prospectus supplement may provide that any of us, the selling agent, the trustee or our or their respective affiliates and designees, or any other person identified in the prospectus supplement, may have an “optional exchange right.”  A person with an optional exchange right may, when permitted by the terms described in the accompanying prospectus supplement, exchange trust certificates of any particular series for a pro rata portion of the underlying securities.

The accompanying prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

(1)  any optional exchange right will be exercisable only to the extent that the exercise of that right:

(A)  would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations under the act; and

(B)  would not affect the characterization of the trust as a “grantor trust” under the Internal Revenue Code;

(2)  any optional exchange right will be exercisable only to the extent that the exercise of that right would not result in an undercollateralization of the related trust; and

(3)  if the assets deposited in the trust constitute a pool of underlying securities then an optional exchange right can not result in the exercising party receiving a disproportionate amount of any underlying securities in that pool.  Any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying securities included in that pool, the proportion that the principal amount of that series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately after the exercise.  Any related assets that credit enhance or otherwise support a series or issue of underlying securities will be distributed in the same proportions as the related underlying securities.

The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding.  For more details, see “Risk Factors—The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.”  While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders.  The ability to exchange trust certificates for underlying securities enables holders of optional exchange rights to sell underlying securities, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such less liquid trust certificates.

The trustee will provide certificateholders with semi-annual reports describing, among other things, the aggregate principal amount, or notional amount, if applicable, of the underlying securities remaining in the related trust.  See “Description of the Trust Agreement—Reports to Certificateholders; Notices” for more details.

Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an “exchangeable series.”

Call Right

The trust certificates or the underlying securities may be subject to a “call right.”  A call right may initially be held by us or one or more of our affiliates.  Also, if so specified in the accompanying prospectus supplement, we or our affiliates may have the ability to transfer the call right.  The initial holder of a call right and every subsequent transferee thereof is required to be a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.  No call right will be a “Redeemable Security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations thereunder.

A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates.  A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust.

The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying securities, making the exercise of a call right more likely.  If one or more specified persons hold a call right with respect to a particular series of certificates, the accompanying prospectus supplement will designate that series as a “callable series.”

The terms upon which the persons or entities specified above may exercise a call right will be described in the accompanying prospectus supplement.  Those terms may include the following:

•	the initial holder of the call right;

•	whether the certificate principal balance or notional amount of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

•	the call date or dates; and

•	the call price.

After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement.  Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificate holder will be entitled to receive payment of a pro rata share of the call price paid in connection with that exercise.  In the case of a purchase of less than all of the trust certificates, only certificateholders from whom trust certificates are called will be entitled to receive payment of a pro rata share of the call price.  In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the trust certificates will be redeemed in whole or in part, pro rata or in accordance with the allocation ratio, as applicable and as specified in the accompanying prospectus supplement.

Redemption

Upon the redemption of the underlying securities, in whole or in part, at any time or from time to time at the option of the applicable underlying securities issuer upon the occurrence of a triggering event, which will be specified in the prospectus supplement and if certain conditions are met at the option of the underlying securities issuer, the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than 30 nor more than 60 days’ notice of a date of an optional redemption.  The trust will then distribute such redemption proceeds pro rata to trust certificateholders as described in the applicable Prospectus Supplement.

Removal of underlying securities

A removal event with respect to specific underlying securities held by a trust will occur if:

•
the securities were issued by an issuer whose underlying securities represent 10% or more of the aggregate principal amount of all underlying securities held by the trust (other than an issuer whose underlying securities are government guaranteed) and the issuer is, at any time, not filing periodic reports with the SEC under the Exchange Act, in the case of an issuer that is a reporting company, or is not making publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, in the case of banks or government-sponsored entities and, in any case, the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an eligible issuer;

•	an event of default has occurred with respect to any underlying securities;

•	a swap counterparty with respect to which the “Significance Percentage” as determined in accordance with Item 1115 of the Regulation AB is 10% or more;

•
a credit support provider which is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the series (or any class within such series) ceases to file Exchange Act reports;

•	the designation by the depositor, if the depositor owns 100% of the Trust Certificate principal balance, of a special depositor wind-up event;

•	the occurrence of an excess expense event, as described below; or

•	any other wind-up event described in the applicable prospectus supplement.

If a removal event occurs, then the trustee, within two business days following the receipt of written notice from the applicable underlying security indenture trustee or fiscal agent or the actual knowledge by a responsible officer of the trustee of a payment default, in the case of a default event, or from the administrative agent, in the case of a non-filing event, will deliver to the holders of the trust certificates notice of that removal event and, following its receipt of the written notice or such actual knowledge of a payment default, will (A) make commercially reasonable efforts to sell all of the underlying securities and a pro rata portion of the related assets within 12 business days of receipt of such notice or actual knowledge and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio (as defined below) or (B) remove the underlying securities and a pro rata portion of the related assets from the assets of the particular trust and distribute them in kind to the holders of the trust certificates in accordance with the allocation ratio.  If, however, at the time of the removal event the trust has organizational or similar expenses that have not been paid or amortized fully by the trust, the trust may retain the proceeds or the underlying securities, and not distribute them to you, in an amount equal to your portion of these expenses.

In each of these circumstances, the accompanying prospectus supplement will specify whether (A) or (B) above will occur and whether and how the certificateholders will be given the opportunity to vote on which of (A) or (B) will occur.  The certificateholders of the relevant series may experience a loss on any sale described in (A) above if the sale price is less than the purchase price for the underlying securities.  The accompanying prospectus supplement will set forth the choice of remedies for a particular series, and we, the trustee and the certificateholders will have no discretion in this respect.

The “allocation ratio” referred to above is the allocation between classes of a given series of the total expected cash flows from the underlying securities.  The prospectus supplement for any series with more than one class will set forth the allocation ratio for that series.  In addition to default or acceleration on the underlying securities, the allocation ratio relates to voting rights held by owners of the underlying securities because those voting rights will be allocated among certificateholders of different classes of a particular series in accordance with their economic interest.  Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer whose underlying securities represent 10% or more of the aggregate principal amount of all underlying securities held by the trust (other than an issuer whose underlying securities are government guaranteed) ceases to file periodic reports under the Exchange Act, as discussed above.

A tax wind-up event will occur with respect to a trust if the trustee for the trust has received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within 90 days of the date thereof, the trust is, or would be, subject to more than an insignificant amount of taxes, duties or other governmental charges.

An investment company wind-up event will occur with respect to a trust if the trust ceases to be exempt from registration under the Investment Company Act of 1940, as amended.

A removal event also will occur with respect to all the assets of the trust if, at any time, the aggregate principal amount of the assets that remain in the trust is less than 30% of the original aggregate principal amount of the assets.  Following a removal event of this kind, a trust wind-up event will occur and the trust will dissolve.

The administrative agent will be required to give written notice to the trustee of the occurrence of a tax wind-up event or an investment company wind-up event.  If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, then the trustee, within two business days following the receipt of written notice from the administrative agent, will deliver to the holders of the trust certificates notice of the event and will make commercially reasonable efforts to, within 12 business days following its receipt of the written notice, remove the underlying securities and a pro rata portion of the related assets from the assets of the particular trust and distribute them in kind to the holders of the trust certificates in accordance with the allocation ratio described above.  If, however, at the time of the tax wind-up event or investment company wind-up event, the trust has unpaid expenses that the trust is responsible for, the trust may retain the underlying securities and not distribute them to you, in an amount equal to your portion of these unpaid expenses.  Following a tax wind-up event or an investment company wind-up event, we will dissolve the trust.

Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying securities, the trustee will deliver (1) underlying securities in integral multiples of the authorized denominations to you and each other holder and (2) underlying securities attributable to the fractional amount of underlying securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell those underlying securities attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you and the other certificateholders.

Upon the occurrence of any removal event, your aggregate principal balance of trust certificates will be reduced by an amount equal to the pro rata share of the principal amount of the underlying securities so removed from the assets of the particular trust.  You will be the registered holder of underlying securities distributed to you after a removal event, tax wind-up event or investment company wind-up event, distributed in definitive form, and you will be the beneficial owner of underlying securities, distributed in book-entry form.  The position of beneficial owners of underlying securities, will be determined by reference to the book-entry system of DTC and, in other cases, other clearing systems, for example Euroclear and Clearstream, Luxembourg, and will be substantially similar to the position of the beneficial owners of a global security summarized in this prospectus with respect to the trust certificates.

Excess expense event.  Under each trust agreement, an “excess expense event” will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement.  Extraordinary trust expenses would include any increased expenses due to the costs of replacing the trustee in the event the trustee is required to be replaced.

Sale procedures

In connection with any sale of any underlying securities following a removal event, tax wind-up event or investment company wind-up event, the administrative agent named in the accompanying prospectus supplement will use its reasonable efforts to sell those underlying securities to the highest of not less than three solicited bidders (which bidders may include the administrative agent).  However, neither the administrative agent nor any of its affiliates is obligated to bid for those underlying securities, and the administrative agent will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the administrative agent.  If the administrative agent receives less than three bids prior to the close of business on the second business day following its receipt of all underlying securities to be sold, the administrative agent will direct the trustee to sell those underlying securities to the highest bidder of the bids received.  In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying securities to be sold or any other basis selected in good faith by the administrative agent.

No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying securities to be sold following a removal event, tax wind-up event or investment company wind-up event or as to the price of any bid relative to the principal amount of those underlying securities.  See “Risk Factors—A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates will result generally in the distribution of underlying securities to you, which could result in a loss on your investment.”

Survivor’s option

A “survivor’s option” is a provision which may be included in a trust certificate that provides that the trust agrees to repurchase, at the request of the authorized representative of the beneficial owner of a trust certificate who has died, part or all of that trust certificate, so long as that trust certificate was acquired by the beneficial owner at least six months prior to the request.

A trust will only repurchase a trust certificate as a result of the exercise of a survivor’s option to the extent that:

•	the underlying securities also have survivor’s option provisions that the trust can elect to exercise on behalf of the beneficial owner of that trust certificate; and

•	the issuer of the underlying securities honors the trust’s election.

We will indicate in the accompanying prospectus supplement whether each underlying security has a survivor’s option.  You should be aware that a trust’s ability to exercise a survivor’s option with respect to an underlying security may be limited to a particular time period following the death of a beneficial owner of a trust certificate and will be subject to the specific conditions of the survivor’s option for each underlying security.

Global trust certificates

Unless otherwise specified in the applicable prospectus supplement, the trust certificates of a given series will initially be represented by one or more global trust certificates registered in the name of Cede & Co., as nominee of DTC.  So long as the trust certificates are represented by one or more global trust certificates, DTC's nominee will be the sole certificate holder under the related trust agreement.  No purchaser of any trust certificate will be entitled to receive a trust certificate representing the purchaser’s interest registered in its name, except as set forth below under “—Definitive trust certificates.”

DTC will act as securities depositary for all of the trust certificates.  Cross-market transfers of trust certificates, if any, will be effected through DTC on behalf of Euroclear or Clearstream, Luxembourg, as participants in DTC, in accordance with the rules of DTC.  However, these cross-market transfers will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global trust certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Participants of Euroclear or Clearstream, Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing a beneficial interest in a global trust certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg, as applicable) immediately following the DTC settlement date.  Credit of a transfer of a beneficial interest in a global trust certificate settled during that processing day will be reported to the applicable Euroclear or Clearstream, Luxembourg participant on that day.  Cash received in Euroclear or Clearstream, Luxembourg as a result of a transfer of a beneficial interest in a global trust certificate by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream, Luxembourg

The information set out below in connection with DTC, Euroclear and Clearstream, Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect, and material changes in, or reinterpretations of, any of the foregoing will be described in the accompanying prospectus supplement.  The information about each of them set forth below has been obtained from sources that we believe to be reliable, but we do not take, and no selling agent takes any responsibility for the accuracy or completeness of the information.  We will not, and no selling agent will, have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the trust certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the following procedures described in this section in order to facilitate transfers of interests in the trust certificates among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  We do not assume, and no selling agent assumes, any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC, Euroclear and Clearstream, Luxembourg have advised us as follows:

DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates.  DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations (“DTC participants”).  Indirect access to the DTC system is also available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”).  DTC is owned by a number of its participants and by the New York Stock Exchange, the Financial Industry Regulatory Authority, Inc., and rules applicable to DTC and its participants are on file with the SEC.

Transfers of ownership or other interests in the trust certificates in DTC may be made only through DTC participants.  Indirect DTC participants are required to effect transfers through a DTC participant.  DTC has no knowledge of the actual beneficial owners of trust certificates.  DTC's records reflect only the identity of the DTC participants to whose accounts the trust certificates are credited, which may not be the beneficial owners.  DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the trust certificates to their customers.

So long as DTC, or its nominee, is the holder of a global trust certificate, distributions on a global trust certificate will be made in immediately available funds to DTC.  DTC's practice is to credit DTC participants' accounts on the accompanying payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date.  Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment to DTC is the responsibility of the trustee.  Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global trust certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global trust certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

Ownership of interests in the global trust certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants.  The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own.  Consequently, the ability to transfer beneficial interests in the global trust certificates is limited to that extent.

Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event or the redemption of any underlying securities, notices will be sent to Cede & Co., DTC’s nominee.  If less than all of the principal balance of the global trust certificates is affected, DTC will reduce the amount of the interest of each DTC participant in those global trust certificates in accordance with the accompanying prospectus supplement.

According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The accompanying prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

Euroclear.  Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the “cooperative”).  All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative.  The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries (“Euroclear participants”).  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”).  The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to trust certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

Clearstream, Luxembourg.  Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream, Luxembourg holds securities for Clearstream, Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg interfaces with domestic markets in several countries.  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Clearstream, Luxembourg participants”).  Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.

Distributions with respect to trust certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Definitive trust certificates

The trust certificates represented by a global trust certificate will be exchangeable for definitive trust certificates if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global trust certificates or we determine that DTC is unable to continue as depositary, and we then fail to appoint a successor depositary to DTC within 60 calendar days or (2) we, in our sole discretion, at any time determine not to have trust certificates represented by global trust certificates.  Any trust certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive trust certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in those names as DTC directs.

The paying agent for the trust certificates will be named in the accompanying prospectus supplement.  See “Description of the Trust Agreement—Notices.”

In the event definitive trust certificates are issued, the holders of definitive trust certificates will be able to transfer their trust certificates, in whole or in part, by surrendering them for registration of transfer at the office of the trustee, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee.  Upon surrender, the trustee will authenticate and deliver new trust certificates to the designated transferee in the aggregate principal balance being transferred, and a new trust certificate for any principal balance not being transferred will be issued to the transferor.

The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

Trading

Secondary trading in notes and debentures of corporate issuers like the underlying securities generally is settled in clearing house or next day funds.  By contrast, except for trades involving Euroclear and Clearstream, Luxembourg participants, beneficial interests in the trust certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the trust certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC.  This requirement may affect trading activity in the trust certificates.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates of each trust will be issued pursuant to its trust agreement, which may contain the provisions summarized below.  The following summary of several provisions of each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreements, to which we refer you for a full description of these provisions.

Assignment of Underlying Securities and Any Other Assets Deposited in the Trust

At the time any series of trust certificates is issued, we will cause the underlying securities and any other deposited assets to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and any interest received by or on behalf of us on or with respect to those underlying securities and other assets deposited in the trust after the cut-off date specified in the accompanying prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest.  Concurrently with that assignment, we will execute, and the trustee will authenticate and deliver, trust certificates to us in exchange for the underlying securities.  Each underlying security and any other asset deposited in the trust will be identified in a schedule to the applicable trust agreement.  The schedule will include summary identifying information with respect to each underlying security and other deposited asset as of the cut-off date.  The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any underlying securities, other than government securities, of an underlying securities issuer constituting a “Significant Obligor” as defined in Regulation AB.

In addition, we will, with respect to each underlying security and any other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying securities.  The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

The trust agreement will contain our representations and warranties regarding our authority to enter into, and our ability to perform our obligations under, the trust agreement.  Upon a breach of any of our representations that materially and adversely affects the interests of the certificateholders, we will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  Except as otherwise specified in this prospectus or the accompanying prospectus supplement, with respect to any series of trust certificates, the trustee or any other person specified in the accompanying prospectus supplement, directly or through administrative agents, will establish and maintain segregated collection accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying securities.

We will direct the trustee to direct any depository institution maintaining those accounts to invest the funds in the accounts, pending distribution to the holders of the related trust certificates, in one or more “eligible investments,” as defined below.  Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be allocated in accordance with the allocation ratio as set forth in the applicable prospectus supplement.  Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying securities, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement and any related instrument governing any credit support, and provided further that the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

“Eligible investments” means investments which are consistent with the particular trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the trust certificates.  As specified in the related trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the immediately succeeding regularly scheduled distribution date.

Realization upon Defaulted Deposited Assets.  The trustee, as administrator with respect to the underlying securities, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument and will take any reasonable steps necessary to receive payment or to permit recovery under that instrument with respect to defaulted underlying securities or any other assets deposited in the trust.  As described above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the collection accounts for the related trust, subject to withdrawal as described above.

The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted underlying securities or any other assets deposited in the trust.  However, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.  If the proceeds of any liquidation of the defaulted assets are less than the sum of:

(A) the outstanding principal balance of the assets;

(B) interest accrued but unpaid on those assets at the applicable interest rate; and

(C) the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement,

then the trust for the applicable series will realize a loss in the amount of the difference.  The trustee will be entitled to withdraw or cause to be withdrawn from the related collection accounts out of the net proceeds recovered on any defaulted assets, as provided in the accompanying prospectus supplement, amounts representing:

•	its normal administrative compensation on the underlying securities;

•	unreimbursed administrative expenses incurred with respect to those assets; and

•	any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the accompanying prospectus supplement before the distribution of those proceeds to certificateholders.

Retained Interest

The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying securities and, if so, will identify the owner of any retained interest.  If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable trust agreement.  A retained interest in underlying securities represents a specified ownership interest in those assets and a right to a portion of the payments thereon.  Payments in respect of the retained interest will be deducted from payments on the underlying securities as received and, in general, will not be deposited in the applicable collection account or become a part of the related trust.  After the trustee deducts all applicable fees, as provided in the trust agreement, from any partial recovery on an underlying security, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the underlying securities or in favor of the certificateholders of the related series of certificates.  However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each distribution date funds held in a reserve account established for such purpose for such series that are not part of the funds available for distribution for such distribution date.  The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any retained interest) with respect to the underlying securities that were due during the related collection period (as defined in the related prospectus supplement) and were delinquent on the related determination date, subject to (i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from related proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to advances, rather than to guarantee or insure against losses.  Unless otherwise provided in the related prospectus supplement, advances will be reimbursable only out of related recoveries on the deposited assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any underlying securities, the “Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds.  If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent will replace the funds in such certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on such date.  If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Trustee

The accompanying prospectus supplement will specify the name of the trustee for holders of the trust certificates of the particular trust pursuant to the related trust agreement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, us, any administrative agent and our or their respective affiliates.  Based on the underlying asset information provided on the closing date of each series of trust certificates, the trustee will calculate the amount of principal, premium, if any, and any interest to be paid with respect to the trust certificates on each distribution date and remit distributions on the distribution dates to certificateholders.

The trustee will perform the functions with respect to collection of amounts paid in relation to the assets of the trust and the making of allocations or distributions to certificateholders.  The trust will not employ any other servicer or administrative agent for purposes of the administration of the assets of the trust.  The trustee will be regarded as the “servicer” of the trust for purposes of Item 1101(j) of Regulation AB under the Securities Act.

The trustee will be entitled to receive a fee for its services as trustee.  In addition, the trustee will incur legal, accounting, rating agency, exchange listing, administrative agent and other expenses from time to time on behalf of the particular trust.  With respect to a given series of trust certificates, the accompanying prospectus supplement will specify the trustee’s compensation and the source, manner and priority of payment.  On each regular distribution date and on the final scheduled distribution date, the trustee will designate out of any interest and, if necessary, principal, if any, payments received by it on the assets of the trust as trust expenses of the particular trust an amount equal to the product of (1) the aggregate certificate principal balance of the outstanding trust certificates of the trust on the business day immediately preceding that regular distribution date and (2) a percentage specified in the accompanying prospectus supplement, which amount we refer to as the “available expense amount.”

If actual trust expenses for the distribution period applicable to that regular distribution date are less than the available expense amount for that distribution period, the balance will be deposited in a segregated interest-bearing reserve account, which we refer to as the “expense reserve account,” and applied to the payment of actual trust expenses of the trust in future distribution periods.

If actual trust expenses for the distribution period applicable to that regular distribution date exceed the available expense amount for that distribution period, the trustee will apply funds on deposit in the expense reserve account (including net investment earnings on such funds as described more fully below), if any, to the payment of the excess actual trust expenses.

On each regular distribution date and the final scheduled distribution date, unless otherwise specified in the accompanying prospectus supplement, the trustee will apply those collections in the order of priority we describe below, solely to the extent of available funds (as defined below) on the distribution date.

The interest portion of available funds will be paid:

•
first, to the trustee and the depositor, for trust expenses and reserves in an aggregate amount not to exceed the available expense amount for the distribution period applicable to that regular distribution date;

•
second, to the extent the available expense amount for that distribution period exceeds the actual trust expenses for that distribution period, to the expense reserve account in the amount of the excess; and

•	third, to you and to the other holders of the outstanding trust certificates as specified in the accompanying prospectus supplement.

The term “available funds” for any regular distribution date or the final scheduled distribution date of the trust certificates means the sum of all amounts received by the trustee on or with respect to the underlying securities held as assets of the particular trust from but excluding the determination date related to the previous regular distribution date (or, if none, the initial issue date of the trust certificates) to and including the determination date related to such regular distribution date or the final scheduled distribution date, as the case may be, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as we describe in the immediately succeeding paragraph, plus income on eligible investments made by the trustee.

Funds on deposit in each expense reserve account will be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys (including those held in expense reserve accounts relating to the trust certificates of other trusts) held by the trustee.  As described above, any net investment earnings on funds on deposit in an expense reserve account will be applied toward the payment of actual trust expenses of the particular trust.  If all actual trust expenses upon the final distribution to holders of trust certificates of the particular trust of all amounts due on the underlying securities held as assets of that trust are paid in full, all remaining funds on deposit in the related expense reserve account will be distributed to the holders as described in the accompanying prospectus supplement.

The chart below illustrates the distribution of payments to certificateholders on each distribution date of income on eligible investments made by the trustee and is based on a series of trust certificates with only one class, in which the certificateholders have a pro rata interest in the trust assets.

The trustee under each trust agreement may resign or may be removed by us at any time, in which event we will be obligated to appoint a successor trustee.  Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state of the United States, have combined capital and surplus of at least $200,000,000 (or be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $200,000,000), and be subject to supervision or examination by U.S. federal or state banking authorities.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  There will be at all times a Delaware trustee who is either a natural person who is a resident of the State of Delaware or an entity with its principal place of business in the State of Delaware and otherwise meets the applicable requirements of law.

Each trust agreement will provide that we will indemnify the trustee and any director, officer, employee or agent of the trustee, and we hold them harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the trust certificates of the particular trust or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (1) that constitutes a specific liability of the trustee under the trust agreement or (2) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Certain Matters Regarding the Administrative Agent

The administrative agent under each trust agreement will be named in the accompanying prospectus supplement.  Pursuant to each trust agreement or an administrative agent agreement, the administrative agent will act on behalf of the related certificateholders in connection with the sale of underlying securities following a removal event, tax wind-up event or investment company wind-up event and will be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement.  In addition, the administrative agent will be responsible for monitoring whether:

•	the assets held by a particular trust are eligible assets;

•
the related underlying securities issuer is, at any time, not filing periodic reports with the SEC under the Exchange Act, in the case of an issuer that is a reporting company, or is not making publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States, in the case of banks or government-sponsored entities and, in any case, the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an eligible issuer;

•	there is an event of default with respect to the underlying securities;

•	a swap counterparty with respect to which the “Significance Percentage” as determined in accordance with Item 1115 of the Regulation AB is 10% or more; or

•
a credit support provider which is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the series (or any class within such series) ceases to file Exchange Act reports.

Each trust agreement will provide that the administrative agent will have no liability to holders of the trust certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence.  The administrative agent may delegate any and all of its duties, obligations and rights as administrative agent under a trust agreement to any of its affiliates.  The administrative agent under each trust agreement may resign or be removed by us at any time, in which event we will be obligated to appoint a successor administrative agent.

Optional Exchange

The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying securities and any other assets deposited in the related trust will be specified in the related trust agreement.  However, any optional exchange right will be exercisable only to the extent that we provide an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (2) the exchange would not affect the characterization of the trust as a “grantor trust” under the Internal Revenue Code.  In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days’ but not more than 45 days’ notice before an optional exchange date.

Any tender of a trust certificate by a holder for exchange will be irrevocable.  The optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate certificate principal balance of the trust certificate as long as the aggregate certificate principal balance outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related trust agreement are satisfied.  Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued.  The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

Voting rights of the trust certificates

The voting rights of the trust certificates of the particular trust will be allocated among the holders of the trust certificates of the trust in proportion to the principal balance of their then outstanding trust certificates held on any date of determination or as otherwise specified in the accompanying prospectus supplement.

Limitations on Rights of Certificateholders

No certificate holder of a given series will have the right under the trust agreement to institute any proceeding with respect to the trust certificates unless:

•	the certificate holder previously gave the trustee written notice of a continuing breach;

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

•	that certificate holder or those certificateholders have offered the trustee reasonable indemnity;

•	the trustee for 30 days has failed to institute that proceeding; and

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement do not give the trustee directions inconsistent with the written request during that 30-day period.

The trustee, however, is under no obligation to:

(A) exercise any of the trusts or powers vested in it by the trust agreement; or

(B) make any investigation into the facts of matters arising under the trust agreement or stated in any document believed by it to be genuine, unless the certificateholders of the “required percentage” of trust certificates, as defined in the trust agreement, request the trustee in writing to do so.  In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Reports to Certificateholders; Notices

Reports to Certificateholders.  The trustee will, with each distribution to certificateholders of a series, make available to each certificate holder, to the depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

(A) the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and any interest on the underlying securities and any amounts received by the trustee with respect to any derivatives transaction entered into by the trust pursuant to the terms of the trust agreement;

(B) any amounts payable by the trust as of the statement date pursuant to any derivatives transaction the trust entered pursuant to the terms of the trust agreement;

(C) the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and the amount of any other fees or expenses accrued and paid by the trust for the period relative to such distribution date with an identification of the general purpose of such fees and the party receiving such fees or expenses;

(D) the amount of the payment to certificateholders of each class of the series on that distribution date allocable to principal of and premium, if any, and any interest on the trust certificates of each class, and the amount of aggregate unpaid distributions accrued as of that distribution date;

(E) the applicable record date and interest accrual date for calculating the distributions on such distribution date;

(F) in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement;

(G) the aggregate stated principal amount and, if applicable, the notional amount of the underlying securities related to the series, any delinquency or loss information with respect to the underlying securities, any material breaches of representations, warranties or covenants related to the underlying securities, the current interest rate or rates at the close of business on that distribution date and, if the rating has changed since the last distribution date, and, if the rating has changed since the last distribution date, the current rating assigned by the applicable rating agency;

(H) the aggregate principal amount, or notional amount, if applicable, of each class of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount, or notional amount, due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement;

(I) as to any series or class within the series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support and its rating, if any, included as of the close of business on the distribution date, any payments made with respect to each element of credit support for the period relating to such distribution date with an identification of the general purpose of such payments and the party receiving such payments and any amounts drawn on each element of credit support; and

(J) any other information appropriate for a series, as specified in the accompanying prospectus supplement.

The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificate holder, a statement containing the information set forth in clause (C) above, aggregated for the calendar year during which that person was a certificate holder.  That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

Notices.  Notices to certificateholders will be made by first class mail, postage prepaid, to the addresses that appear on the security register maintained by the trustee.  Any notice mailed within the time period prescribed in the trust agreement shall be conclusively presumed to have been duly given when mailed, whether or not the certificate holder receives that notice.

Amendment

Each trust agreement may be amended by the trustee, the Delaware trustee and us, without notice to or consent of the certificateholders, for specified purposes, including:

•	to cure any ambiguity in the trust agreement;

•	to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

•	to add to the trust's covenants, restrictions or obligations, for the benefit of the related certificateholders;

•	to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended; or

•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

Without limiting the generality of the foregoing, each trust agreement also may be amended from time to time by the trustee, the Delaware trustee and us, with the consent of the holders of a majority in aggregate principal balance of the then outstanding trust certificates issued under the trust agreement, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of the trust certificates.  However, the consent of the holders of all the outstanding trust certificates will be required in the event any amendment would:

•
alter the pass-through nature of any payments received with respect to the underlying securities held as assets of the particular trust or the amount or timing of their distribution to holders of the trust certificates;

•
reduce the principal balance of the trust certificates except upon payment on the final scheduled distribution date or upon the removal or redemption of the underlying securities held as assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement; or

•	reduce the percentages required for the consent to any amendment with the consent of the holders of the trust certificates.

Notwithstanding anything to the contrary contained in this prospectus, no trust agreement may be amended if any the amendment would:

•	require the particular trust to be registered under the Investment Company Act of 1940, as amended;

•
cause the particular trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the particular trust for U.S. federal income tax purposes;

•	result in a sale or exchange of any trust certificate issued under the trust agreement for tax purposes;

•
result in a downgrade or withdrawal by any rating agency specified in the accompanying prospectus supplement of its then current rating of the trust certificates issued pursuant to the prospectus supplement;

•	change or add any removal event, tax wind-up event or investment company wind-up event;

•	substitute underlying securities of an issuer as assets of the particular trust for securities of another issuer; or

•
modify the provisions of the trust agreement in a manner that would permit the trustee or the related certificateholders to declare or waive an event of default in respect of the underlying securities held as assets of the particular trust.

Voting of underlying securities

Except as otherwise specified in the accompanying prospectus supplement, the trustee, as holder of the underlying securities held as assets of the particular trust, has the right to vote and give consents and waivers with respect to those underlying securities or to tender underlying securities pursuant to tender offers made with respect to those underlying securities, but will do so only if and as directed in writing by holders of the related outstanding trust certificates; provided, however, that while the underlying securities remain assets of the particular trust neither the trustee nor the related certificateholders will be permitted to vote to (1) take any action that would affect the conditions under which those underlying securities may be removed as assets of that trust or (2) declare an event of default in respect of those underlying securities or to waive any event of default under those securities.  In the absence of any written direction from the holders of the related trust certificates, the trustee will not exercise any voting, consent or waiver rights with respect to the underlying securities held as assets of the particular trust.

Holders of a majority in aggregate principal balance of the then outstanding trust certificates issued by the particular trust will have the right to direct any proceeding for any remedy with respect to any underlying security held as an asset of that trust that is available to the trustee as holder of the underlying security. These holders also have the right to direct the trustee to direct any proceeding for any remedy available to the applicable indenture trustee.

Notwithstanding anything to the contrary contained in this prospectus or in the accompanying prospectus supplement, upon request of any certificate holder, the trustee, on behalf of that certificate holder, (but subject to the terms of the applicable trust agreement), will enforce any of its rights against the related issuers of underlying securities held as assets of the particular trust or any selling agent, as applicable, under U.S. federal or state securities laws as the purchaser of those underlying securities.  See also “—Assignment of claims; distribution of underlying securities.”  Accordingly, the trustee's enforcement of these rights will be pursued for each certificate holder upon its request, and the action pursued by the trustee as requested by any certificate holder may differ from that pursued by the trustee as requested by any other certificate holder.

The trustee is required to notify all holders of the trust certificates of the particular trust of any notice of default received by a responsible officer of the trustee from the related indenture trustee or other agent of the related issuer with respect to any underlying security held as an asset of that trust.

Meetings of holders

Holders of trust certificates issued by the particular trust may take any action at a separate meeting of holders of those trust certificates convened for that purpose or by written consent.  The trustee will mail to each of these holders a notice of any meeting at which those holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken.  Each of these notices will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

Assignment of claims; distribution of underlying securities

Under each trust agreement, the trustee, as purchaser of the underlying securities held as assets of the particular trust, will assign to the related certificateholders its rights against the issuers of those underlying securities and each applicable underwriter or selling agent, as the case may be, under the U.S. federal and state securities laws with respect to its purchase of those underlying securities.  In addition, under U.S. federal securities laws, certificateholders may proceed directly against the issuers and each applicable underwriter or selling agent of underlying securities that were purchased by us in their initial distribution for deposit into a trust.  Accordingly, by assignment or by law, or both, purchasers of the trust certificates issued under each trust agreement may proceed directly against the related issuers of those underlying securities and each applicable underwriter or selling agent, as the case may be, to enforce those rights without first proceeding against the particular trust, us, the trustee or any other entity.

Under each trust agreement, the trustee will be required to remove from the assets of the particular trust the underlying securities of any issuer, in whole and not in part, for which removal of those underlying securities is required to effectuate a final judgment or decree which requires a right of rescission with respect to those underlying securities in connection with any action brought under U.S. federal or state securities laws in respect of those underlying securities.

Evidence as to Compliance

The trust agreement will require with respect to each series of trust certificates, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance each series of trust certificates, the trustee to deliver to us an assessment of compliance (or other such form that may be reasonably requested by the depositor from the trustee to conform to the requirements of Regulation AB) that contains the following:

(i) a statement of the trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the trust agreement;

(ii) a statement that the trustee used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria under the trust agreement;

(iii) the trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the trustee; and

(iv) a statement that a registered public accounting firm has issued an attestation report on the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

For each series of trust certificates, the trustee shall cause a firm of independent certified public accountants to deliver to the depositor a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance, a report that attests to, and reports on, the trustee’s assessment of compliance, which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act.

The trust agreement will also require, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance of the trust certificates, the trustee to deliver to us a statement of compliance addressed to us and signed by an authorized officer of the trustee, to the effect that (i) a review of the trustee’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the trust agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the trustee has fulfilled all of its obligations under the trust agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Certificateholders can obtain copies of the annual accountants’ statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Reports in Relation to the Trust Certificates

For so long as we are subject to the reporting requirements of the Exchange Act, we will file distribution reports on Form 10-D in relation to each series to of trust certificates following each distribution date for such trust certificates, will file an annual report of Form 10-K in relation to each series of trust certificates, and may file additional periodic reports in relation to each trust and the related trust certificates from time to time.  The public may read and copy any materials filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).  In addition, we or the selling agent will provide electronic or paper copies of such reports free of charge upon request.

Replacement trust certificates

If a trust certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York or such other location as may be specified in the accompanying prospectus supplement, upon payment by the holder of those expenses as may be reasonably incurred by the trustee in connection with the replacement of the trust certificate and the furnishing of whatever evidence and indemnity as the trustee may reasonably require.  Mutilated trust certificates must be surrendered before new trust certificates will be issued.

Termination

The obligations created by the trust agreement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related collection account and required to be paid to them pursuant to the trust agreement following final payment or other liquidation of:

•	any remaining underlying securities and other assets deposited in the trust;

•	credit support subject to the trust agreement; or

•	the disposition of all property acquired upon foreclosure or liquidation of any of the underlying securities and any other assets deposited in the trust or credit support.

In no event, however, will any trust created by the trust agreement continue beyond the date specified in the accompanying prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities.  Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement will be provided as set forth above under “—Reports to Certificateholders; Notices.”  The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

If the underlying securities and other assets deposited in the trust and any credit support are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange.  In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the accompanying prospectus supplement, a specified price.  A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the accompanying prospectus supplement.

Duties of the Trustee

The trustee makes not representations as to the validity or sufficiently of the trust agreement, the trust certificates of any series or any underlying securities or any other assets deposited in the trust or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent or the depositor of any of the trust certificates or the underlying securities or any other assets deposited in the trust, or their proceeds.  The trustee is required to perform only those duties specifically required under the trust agreement with respect to each series of trust certificates.

Governing law

The trust certificates and the related trust agreement will each be governed by, and construed in accordance with, the laws of the State of Delaware.

CURRENCY RISKS

An investment in a trust certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with similar investments in U.S. dollar-denominated securities. The risks include, without limitation:

•	economic and political events and the supply of and demand for the relevant currencies;

•	the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates’ currency;

•	volatility of the exchange market;

•
depreciation of the specified currency for a trust certificate against the U.S. dollar, which would decrease the effective yield of your trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to you on a U.S. dollar basis; and

•
the possibility that a foreign government will impose or modify foreign exchange controls with respect to the foreign currency, which could restrict or prohibit distributions of principal, premium or interest in the specified currency.

Those risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile and you should expect that this volatility will continue in the future.  Past fluctuations in any particular exchange rate do not necessarily indicate, however, that fluctuations in the rate may occur during the term of any trust certificate.  Depreciation of the specified currency for a trust certificate against the U.S. dollar would decrease the effective yield of the trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a specified currency for making distributions in respect of trust certificates denominated in that currency.  At present, we have identified the following currencies in which distributions of principal, premium and interest on trust certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the euro.  However, trust certificates distributable in another currency may be issued at any time, based upon investor demand for trust certificates denominated in these currencies.  We cannot assure you that exchange controls that restrict or prohibit distributions of principal, premium or interest in any specified currency will not be imposed.  Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular trust certificate, the currency in which the amounts are due in respect of each trust certificate will not be available.

Any prospectus supplement relating to trust certificates having a specified currency other than U.S. dollars will contain historical exchange rates for that currency against the U.S. dollar, a description of the currency, any exchange controls affecting that currency and any other required information concerning that currency. The accompanying prospectus supplement will also discuss risk factors relating to that specified currency.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the trust certificates is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the trust certificates as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This discussion assumes that the underlying securities are properly characterized as U.S. dollar-denominated debt instruments for U.S. federal income tax purposes. If the underlying securities are not characterized as U.S. dollar-denominated debt instruments for U.S. federal income tax purposes or the tax consequences associated with a particular form of trust certificate are different than those described below, they will be described in the applicable supplement. Further, the discussion below assumes that the trust certificates represent an interest in the underlying securities in full. The U.S. federal income tax consequences associated with different classes of trust certificates such as strip certificates, fixed rate certificates or floating rate certificates will be described in the applicable supplement.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the trust certificates upon original issuance and will hold such certificates and the assets of the trust as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the trust certificates, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a trust certificate that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the trust certificates offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the trust certificates should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the trust certificates.

Tax Classification of Each Trust

Unless otherwise stated in the applicable supplement, in the opinion of Morrison & Foerster LLP, as will be filed with the SEC in connection with each offering of trust certificates, no trust, under current law then in effect, will be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and each trust will constitute a grantor trust for U.S. federal income tax purposes. Each such opinion will be based on the assumption that there will be full compliance with the terms of the organizational documents relating to the trust and any related documents and on a certificate, if any, received from the trust.  Accordingly, in the view of Morrison & Foerster LLP, no trust will be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying securities allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust.  No assurance can be given that the IRS will agree with the foregoing characterization of the trust or that if challenged that the characterization will prevail.

For example, if a trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying securities by the trust would be allocated to the certificateholders as the partners in a tax partnership according to their respective interests in the trust. The amount of income reportable by the certificateholders as partners in a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the foregoing.

Because each trustee will treat the particular trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

The following discussion assumes that each trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

U.S. Holders

General

Allocation of basis. A U.S. Holder should allocate the purchase price for a certificate among the underlying securities represented by the certificate in proportion to the relative fair market values of the underlying securities on the purchase date. The amount allocated to any particular underlying security will represent the initial adjusted basis of the U.S. Holder’s interest in that underlying security.

Trust certificates subject to call right. As discussed above under “Description of the Trust Certificates—Call Right,” certain certificates may be subject to a call right. In that case, a U.S. Holder will generally be treated as the owner of a pro rata share of the underlying securities and as the writer of a pro rata share of the option to call and will be taxed on each component separately. The applicable supplement will discuss the U.S. federal income tax consequences of the acquisition, ownership and disposition of trust certificates subject to a call right.

Interests in the Underlying Securities in Full

Interest income. Interest on an underlying security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received by the trust in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

Original issue discount. An underlying security that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount (“OID”) for U.S. federal income tax purposes (and will be referred to as an “OID underlying security”) unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying security equals the sum of all payments required to be made on the underlying security other than payments of “qualified stated interest.” “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying security issuer) at least annually during the entire term of the underlying security at a single fixed rate or, subject to certain conditions, at a variable rate.

If the difference between an underlying security’s stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying security will not be considered to have OID.

If the trust holds OID underlying securities that mature more than one year from their date of issuance, U.S. Holders will generally be required to include their share of the OID in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Holder uses the cash or accrual method of accounting. Under this method, U.S. Holders generally will be required to include in income increasing amounts of OID in successive accrual periods. In some cases, OID may be includible in income prior to the receipt of any cash attributable to such income.

A U.S. Holder may make an election to include in gross income all interest that accrues on any underlying security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”), as if such underlying security were newly issued on the date of purchase of the trust certificates by the U.S. Holder and the issue price of such underlying security equaled the purchase price allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Holders should consult with their tax advisors regarding this election.

Contingent payment debt instruments. Special rules govern the tax treatment of debt instruments that are treated under applicable Treasury regulations as providing for contingent payments (“contingent payment debt instruments”). These rules generally require accrual of interest income on a constant yield basis at a comparable yield determined at the time of issuance of the instrument. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the comparable yield. Any gain on the sale, exchange, retirement or other disposition of a contingent payment debt instrument will be ordinary income. Loss, up to the amount of interest included in income with respect to the contingent payment debt instrument by a U.S. Holder in the current or prior taxable years, will be characterized as ordinary loss and any loss in excess of that amount will be capital loss.

Market discount. If the purchase price allocated to an underlying security is less than its stated redemption price at maturity or, in the case of an OID underlying security, its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying security plus previously accrued OID, less any prior payments other than payments of qualified stated interest.

A U.S. Holder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Holder will be required to treat any principal payment (or, in the case of an OID underlying security, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, retirement or other disposition of an underlying security as ordinary income to the extent of the market discount accrued on the underlying security at the time of the payment or disposition. If the underlying security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such U.S. Holder had sold the underlying security at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the underlying security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the trust certificate.

Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying security exceeds the underlying security’s adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Holder will be considered to have purchased the underlying security with an acquisition premium. Under the acquisition premium rules, the amount of OID that a U.S. Holder must include in its gross income with respect to the underlying security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If the purchase price allocated to an underlying security exceeds the underlying security’s stated redemption price at maturity, a U.S. Holder will be considered to have purchased the underlying security with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Holder may elect under Section 171 of the Code to amortize this premium, using a constant yield method, over the remaining term of the underlying security (where the underlying security is not optionally redeemable prior to its maturity date). If the underlying security may be optionally redeemed prior to maturity after the trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date.  A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the underlying security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

If a U.S. Holder makes a constant yield election (as described under “—Original issue discount” above) for an underlying security with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171 of the Code, with the consequences described above.

Deductibility of trust's fees and expenses

In computing its U.S. federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by each trust as provided in Section 162 or 212 of the Code.  If a U.S. Holder is an individual, estate or trust, the deduction for the holder’s share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or exchange

Upon a sale or exchange of a trust certificate, a U.S. Holder will generally be treated as having sold a pro rata portion of the underlying securities represented by the certificate. The U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount received for each type of underlying security (determined based on the relative fair market values of the underlying securities on the date of sale) and the U.S. Holder’s adjusted basis in each underlying security. A U.S. Holder’s adjusted basis in an underlying security will equal the amount of the certificate purchase price initially allocated to the underlying security, increased by any OID accrued by the holder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity received with respect to that security. Except for amounts representing accrued interest and market discount not previously included in income, any gain or loss will generally be capital gain or loss.

Upon the sale, exchange or retirement of an underlying security (including a sale resulting from a sale of trust certificates which is treated as a sale of a pro rata portion of the underlying securities represented by the certificate), a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less an amount equal to any accrued interest not previously included in income, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the underlying security.

Except as described above with respect to market discount or contingent payment debt instruments, gain or loss realized on the sale, exchange or retirement of an underlying security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the underlying security has been held for more than one year.

Additional Medicare tax on unearned income

With respect to taxable years beginning after December 31, 2012, certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately).  “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the trust certificates.

Removal of underlying securities

The removal of the underlying securities from a trust and corresponding distribution of the underlying securities to the related certificateholders upon the occurrence of a removal event, tax wind-up event or investment company wind-up event described in this prospectus will not in and of itself result in gain or loss to a U.S. Holder.

Non-U.S. Holders

A beneficial owner of a trust certificate that is not a Non-U.S. Holder and that is not subject to U.S. federal income tax with respect to the trust certificate as a result of any direct or indirect connection to the United States (other than its ownership of a trust certificate) will generally not be subject to United States income or withholding tax, except as described below and under “—Information Reporting and Backup Withholding”, in respect of interest income or gain on the underlying securities if:

•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock ownership to, the underlying security issuer and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business;

•	interest on the underlying securities is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the underlying securities; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Interest and OID will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN), signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if income or gain with respect to the trust certificates is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Holder (see “—U.S. Holders” above), except that the Non-U.S. Holder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of trust certificates including the possible imposition of a 30% branch profits tax.

If the underlying securities provide for payments relating to a “United States real property interest” within the meaning of Section 897 of the Code, then gain from the underlying securities may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with tax items of the trust, including gross income and expenses, payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates or the trust property. A U.S. Holder will be subject to U.S. backup withholding tax on reportable payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. Holder may be subject to U.S. backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person.  For a Non-U.S. Holder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding with respect to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential holders should consider the state and local tax consequences of the purchase, ownership and disposition of the trust certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the trust certificates.

Legislation Affecting Trust Certificates Held by or Through Foreign Entities

Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends, if paid to a foreign financial institution, unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on the above described payments and gross proceeds paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. These withholding and reporting requirements will generally apply to payments made after December 31, 2012; however, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the trust certificates.

EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and various other entities in which these plans are invested, including insurance company separate and general accounts (all of which are referred to in this prospectus as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to these ERISA Plans.  The Code also imposes various requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, including individual retirement accounts and Keogh plans (these ERISA Plans and other plans and arrangements are referred to in this prospectus as “Plans”).

Before proceeding with an investment in trust certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of trust certificates would be a suitable investment for the Plan.  The following discussion and any discussion in an accompanying prospectus supplement is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in trust certificates on behalf of a Plan.  Because of the many factual patterns which may develop in connection with the purchase or holding of trust certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's fiduciary standards

Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.  Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust certificates, including the role that an investment in the trust certificates plays in the ERISA Plans' investment portfolio.  Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the trust certificates, must be satisfied that an investment in the trust certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the trust certificates, are diversified so as to minimize the risk of large losses and that an investment in the trust certificates complies with the ERISA Plan and related trust documents.

Prohibited transaction rules

Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have specified relationships to the Plan.  The types of transactions between Plans and Parties in Interest that are prohibited include: (1) sales, exchanges or leases of property, (2) loans or other extensions of credit and (3) the furnishing of goods and services. Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code.  In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons and various other liabilities that may have a significant adverse effect on these persons.

An investment in trust certificates by a Plan might result in the underlying securities or other assets of a trust being deemed to constitute assets of that Plan, which in turn would mean that these assets, and various underlying aspects of the investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code.  In addition, it might also mean that the Plan Fiduciary deciding to invest in the trust certificates may be regarded as having delegated fiduciary responsibility to each related trustee with respect to the investment.  Under regulations issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), the assets of a trust would be treated as assets of a Plan that acquires trust certificates unless one of the exceptions contained in the Plan Asset Regulations is applicable.  No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to a trust and, thus, an acquisition of trust certificates by one or more Plans could result in the trust's assets being treated as assets of Plan investors.  For example, under the Plan Asset Regulations, the assets of a trust would not be considered assets of a Plan if the trust certificates constitute “publicly offered securities.”  For this purpose, a publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other; and

•
either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year.

The accompanying prospectus supplement will indicate if the depositor believes a class of trust certificates may constitute “publicly offered securities.”  Under the Plan Asset Regulations, the assets of a trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors.”  For this purpose, “benefit plan investors” are defined to include Plans subject to the fiduciary requirements of ERISA, any individual retirement accounts or other plans subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets under the Plan Asset Regulations by reason of any such plans’ or accounts’ investments in such entity.  Unless an accompanying prospectus supplement provides otherwise, neither the initial sales of the trust certificates nor any subsequent transfers of the trust certificates will be monitored to comply with the 25% limit described above.

Each trust has been structured with the intention that, if the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the related trustee, in order to minimize the potential for prohibited transactions.  Nevertheless, each Plan Fiduciary contemplating an investment in the trust certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying securities.  In addition, Plan Fiduciaries cannot purchase trust certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase of the trust certificates and, if applicable, to the holding and disposition of the trust certificates and to the underlying transactions of a trust.  For example, various exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates as well as to the underlying transactions of the trust.  In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).  Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied so that one of those PTEs applies to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates, as well as to the underlying transactions of the trust.

Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the trust certificates but also, if applicable, to the continued holding and disposition of the trust certificates and to the underlying transactions of the trust.  In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by the PTEs covers all acts which might be construed as prohibited transactions.  Accordingly, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent in its corporate and fiduciary capacity that its acquisition of the trust certificates will not constitute or result in a non-exempt prohibited transaction.  In addition, if the trust certificates do not constitute “publicly offered securities,” each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that either:

•
the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as the Plan holds a trust certificate, and that the other conditions of PTE 84-14, PTE 96-23 or the Service Provider Exemption are and will at all times be satisfied;

•	the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied; or

•
the conditions of another applicable exemption are and will at all times be satisfied, so that in the case of this bullet point or the previous two, the applicable exemption applies to the purchase, continued holding and disposition of the trust certificates, as well as to the underlying securities of the trust.

In addition, if the trust certificates do not constitute “publicly offered securities,” the trust certificates generally should not be purchased by a Plan if the trust, the related trustee, the depositor, any selling agent, the related issuers or any of their respective affiliates (each, a “Seller”) either:

•	has investment discretion with respect to the investment of the Plan's assets; or

•
regularly gives investment advice with respect to the Plan's assets for a fee, pursuant to an understanding that this advice will serve as a primary basis for investment decisions with respect to the Plan's assets and that this advice will be based on the particular investment needs of the Plan.

•
In connection with the foregoing, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent in its corporate and fiduciary capacity that it recognizes and agrees that any communication from the Seller to such Plan Fiduciary with respect to the trust certificates is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such trust certificates and not a fiduciary to the Plan.

In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that:

•	the investment in trust certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA;

•
the investment constitutes an arrangement under which it is expected that a trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the trust certificates;

•	the Plan, by itself, has the authority or influence to cause a trust to engage in these transactions; or

•	the Party in Interest may, but only with the aid of the Plan, cause a trust to engage in transactions with the Party in Interest.

Governmental plans and other exempt plans

Various employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply.  However, these plans are subject to prohibitions against various related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules.  In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon the plan.

We express no view whether an investment in trust certificates (and any continued holding of the trust certificates), or the operation and administration of a trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting the plan.

THE SALE OF TRUST CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY A TRUST, THE RELATED TRUSTEE, THE DEPOSITOR, ANY SELLING AGENT, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST CERTIFICATES THAT THESE INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THESE INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.  ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO THAT INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF THE EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the trust certificates from time to time (i) through one or more underwriters or dealers, (ii) through one or more selling agents or (iii) directly to one or more purchasers.  The accompanying prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include the names of any underwriters or selling agents, the purchase price of the certificates and the proceeds to us from the sale, any discounts, commission or other compensation payable to each underwriter or selling agent, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and the place and time of delivery of the trust certificates to be offered through the prospectus supplement.

If underwriters are used in the sale, trust certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions.  The particular trust may sell the trust certificates at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to those prevailing market prices, or at negotiated prices, as specified in the accompanying prospectus supplement.  The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the U.S. may include Incapital. The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Trust certificates may be sold through selling agents designated by the depositor from time to time.  The accompanying prospectus supplement will set forth the name of any selling agent involved in the offer or sale of the trust certificates, and any commissions payable by the depositor to the selling agent.  Any selling agent will act on a best efforts basis for the period of its appointment.

We will be the issuer of the trust certificates within the meaning of the U.S. federal securities laws.  If the accompanying prospectus supplement so indicates, the depositor will authorize selling agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement. The contracts will be subject only to those conditions set forth in the accompanying prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or selling agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Selling agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the selling agents or underwriters or their affiliates may be required to make in respect thereof. Selling agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Affiliates of the selling agent may act as agents in connection with the sale of the trust certificates.  The accompanying prospectus supplement will name any affiliate of the selling agent acting as agents and will describe its affiliation with the selling agent.  The selling agents or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position.  The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the selling agents or their affiliates.

Each offering of trust certificates will be conducted pursuant to the applicable sections of Rule 5121 of the Financial Industry Regulatory Authority, Inc., commonly referred to as FINRA.  The selling agent or selling agents may not confirm sales to any discretionary account without the prior specific written approval of the customer. In recommending the purchase, sale or exchange of a trust certificate, the selling agent or selling agents will have reasonable grounds to believe that the trust certificates are a suitable investment for the investor.

Conflicts of Interest

We are an affiliate of Incapital. Incapital will conduct each offering of the trust certificates in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate. Following the initial distribution of any of the trust certificates, Incapital may offer and sell those certificates in the course of its business as broker-dealer. Incapital may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Incapital may use this prospectus and the accompanying prospectus supplement in connection with any of these transactions. Incapital is not obligated to make a market in any of the trust certificates and may discontinue any market-making activities at any time without notice.

Neither Incapital nor any other affiliated agent or dealer of the depositor utilized in the initial offering of the trust certificates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

Morrison & Foerster LLP, New York, New York, or other counsel identified in the accompanying prospectus supplement, will pass upon certain legal matters relating to the trust certificates for the depositor and any selling agents.  The validity of the trust certificates and other matters of Delaware law will be passed upon for the depositor and any selling agents by Richards, Layton & Finger, P.A., Wilmington, Delaware.

$[●]

Incapital Products LLC

Depositor and Sponsor

BASICS

(BAsic Structured Income Certificates)

Pass-Through Certificates

Prospectus

__________ __, 2012

For 25 days, with respect to trust certificates approved for listing on a national securities exchange, or 90 days following the date of the prospectus supplement accompanying this prospectus, all selling agents or dealers selling the trust certificates are required to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors.  This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

[The selling agents or dealers selling the trust certificates also will deliver the prospectuses or offering materials relating to the underlying securities for underlying securities which were purchased by the depositor in their initial offering for deposit into the trust.]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14  Other Expenses of Issuance and Distribution.

Expenses in connection with the offering of the trust certificates being registered hereunder, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	*	$	[ ● ]
Printing and Engraving	*	$	[ ● ]
Legal Fees and Expenses	*	$	[ ● ]
Trustee Fees and Expenses	*	$	[ ● ]
Rating Agency Fees	*	$	[ ● ]
Listing Fees and Expenses	*	$	[ ● ]
Miscellaneous	*	$	[ ● ]
Total	*	$	[ ● ]

* To be provided by amendment

Item 15.   Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware proves that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 12 of the Limited Liability Company Agreement of the depositor provides that the depositor shall pay and shall protect, indemnify and save harmless the manager, the members and any officers, employees, agents and servants of the depositor and all persons controlling, controlled by or under common control or otherwise affiliated with any of them (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to (a) the Limited Liability Company Agreement, (b) the transactions contemplated by the Limited Liability Company or by any of the documents to which the depositor may be a party, whether now existing or hereinafter arising, and (c) the actions of any Indemnified Person (or the failure or and Indemnified Person to act) in their respective capacities for the Company (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Person in performing such Indemnified Person’s obligations hereunder, under the Act or pursuant to any employment or other similar agreement.  If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the depositor will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless and until it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

Item 16.   Exhibits and Financial Statement Schedules

(a)           Exhibits

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Incapital Trust Products LLC**
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto**
4.2	Form of Selling Agent Agreement**
4.3	Form of Administrative Agent Agreement**
4.4	Form of Deposit Agreement
5.1	Opinion of Richards, Layton & Finger, P.A.*
8.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1)*
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)*
25.1	Statement of Eligibility of Trustee on Form T-1**

*To be provided by amendment

**Previously filed

 (b)           Financial Statement Schedules

Not Applicable

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided, further, however that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating II-2 to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) of the Trust Indenture Act.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)
for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13 (a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(3)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 430B shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 II-3 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used by or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware, on the 2nd day of February, 2012.

INCAPITAL TRUST PRODUCTS LLC

/s/ Steven J. Hartman
Name: Steven J. Hartman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons for Incapital Trust Products LLC in the capacities indicated, on the 2nd day of February, 2012.

Signature	Title	Date

/s/ Steven J. Hartman	Chief Executive Officer and	February 2, 2012
Steven J. Hartman	Manager (Principal Executive
Officer)

/s/ Phillip Johnson	Chief Financial Officer (Principal	Febuary 2, 2012
Phillip Johnson	Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Incapital Trust Products LLC**
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto**
4.2	Form of Selling Agent Agreement**
4.3	Form of Administrative Agent Agreement**
4.4	Form of Deposit Agreement
5.1	Opinion of Richards, Layton & Finger, P.A.*
8.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1)*
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)*
25.1	Statement of Eligibility of Trustee on Form T-1**

*To be provided by amendment

**Previously filed